                                                                   EXHIBIT 10(J)

                               BAREBOAT CHARTER


                                   BETWEEN



                           TANTAWAN PRODUCTION B.V.


                                     AND


                           TANTAWAN SERVICES, L L C




                                    DATED

                            as of February 9, 1996

                                BAREBOAT CHARTER
                               TABLE OF CONTENTS



ARTICLE   TITLE                                   PAGE
1.        TRANSPORTATION, INSTALLATION AND
          COMMISSIONING
          OF THE FPSO . . . . . . . . . . . . . . .-1-

2.        FPSO TO BE CHARTERED. . . . . . . . . . .-2-

3.        SERVICE . . . . . . . . . . . . . . . . .-2-

4.        DURATION OF CHARTER . . . . . . . . . . .-2-

5.        GUARANTEES. . . . . . . . . . . . . . . .-3-

6.        REPRESENTATIONS AND WARRANTIES. . . . . .-4-

7.        MAINTENANCE AND OPERATION . . . . . . . .-5-

8.        INSPECTION. . . . . . . . . . . . . . . .-7-

9.        COMPENSATION. . . . . . . . . . . . . . .-8-

10.       CHANGE IN LAW . . . . . . . . . . . . . -10-

11.       TAXES . . . . . . . . . . . . . . . . . -10-

12.       CONFLICTS OF INTEREST . . . . . . . . . -10-

13.       LIENS AGAINST THE FPSO. . . . . . . . . -11-

14.       INVENTORY . . . . . . . . . . . . . . . -12-

15.       GAS SALES AGREEMENT . . . . . . . . . . -12-

16.       DOWNTIME. . . . . . . . . . . . . . . . -12-

17.       INSURANCE . . . . . . . . . . . . . . . -13-

18.       INDEMNITY . . . . . . . . . . . . . . . -16-

19.       NON-WAIVER OF DEFAULTS; NON-RECOURSE. . -18-

20.       FORCE MAJEURE . . . . . . . . . . . . . -18-

21.       LAW AND ARBITRATION . . . . . . . . . . -19-

22.       NOTICES . . . . . . . . . . . . . . . . -20-

23.       PURCHASE OPTION . . . . . . . . . . . . -21-

24.       REVENUES. . . . . . . . . . . . . . . . -22-

25.       REDELIVERY OF FPSO. . . . . . . . . . . -23-

26.       REQUISITION . . . . . . . . . . . . . . -23-

27.       GENERAL AND PARTICULAR AVERAGE. . . . . -24-

28.       SALVAGE . . . . . . . . . . . . . . . . -24-

29.       AUDIT . . . . . . . . . . . . . . . . . -24-

30.       DEFAULT . . . . . . . . . . . . . . . . -24-

31.       REMEDIES. . . . . . . . . . . . . . . . -25-

32.       MISCELLANEOUS . . . . . . . . . . . . . -27-

Appendix A          TECHNICAL DESCRIPTION AND DESIGN BASIS
Appendix B-1        FORM OF JOINT VENTURER GUARANTEE AND INDEMNITY
Appendix B-2        FORM OF LESSOR PARENT COMPANY GUARANTEE AND INDEMNITY
Appendix C          PURCHASE OPTION PRICE

                   BAREBOAT CHARTER


This Bareboat Charter (this "Agreement"), made and entered into as of the 9th day of February 1996, by and between Tantawan Production B.V., a Netherlands corporation("Lessor"), and Tantawan Services, L L C, a Delaware limited liability company ("Charterer"), acting through its Thai branch.

               W I T N E S S E T H

WHEREAS, the Petroleum Authority of Thailand ("PTT") and Thaipo Limited, Thai Romo Limited and The Sophonpanich Co., Ltd. have entered into that certain Gas Sales Agreement dated November 7, 1995 (the "Gas Sales Agreement") in connection with the Petroleum Concession Agreement No. 1/2534/36, dated August 1, 1991, covering block B8/32 offshore Thailand, awarded by the Ministry of Industry to Maersk Oil (Thailand) Ltd., Thaipo, Limited and Thai Romo, Limited, and Supplementary Petroleum Concession No. 1 to Petroleum Concession No. 1/2534/36, dated March 6, 1992, whereby The Sophonpanich Co., Ltd., entered into Petroleum Concession No. 1/2534/36 (collectively, the "Concession Agreement");

WHEREAS Thaipo Limited, Thai Romo Limited and Sophon Thai Gulf Limited (as successor in interest to The Sophonpanich Co. Ltd) are currently the Concessionaires under the Concession Agreement (collectively "the
Concessionaires");

WHEREAS, Charterer desires to charter from Lessor on a bareboat basis a Floating Production Storage and Offloading System known as the "Tantawan Explorer" (the "FPSO"), for use in the Tantawan Field, Thailand;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, Lessor and Charterer agree as follows:

1.     TRANSPORTATION, INSTALLATION AND COMMISSIONING OF THE FPSO

       Lessor shall be responsible for delivery (the "Delivery") of the FPSO to Charterer in international waters offshore the yard at which the FPSO is being converted (the "Delivery Site") as evidenced by a certificate of delivery issued by Lessor and countersigned by Charterer. Prior to Delivery, Lessor shall be fully responsible for and assume all risks with respect to the FPSO. Charterer has hired an operator ("Operator") pursuant to an Operating Agreement (the "Operating Agreement") to operate the FPSO commencing with Delivery. Operator shall be responsible for completing all work to be performed in respect of the FPSO until Field Acceptance, as herein defined, has occurred, including transporting the FPSO from the Delivery Site to the site in the Tantawan Field designated by Charterer (the "Offshore Site"), hooking-up the FPSO on its anchoring system and hydrostatic, electrical and instrumentation testing. Operator shall also be responsible for commissioning the FPSO.

2.     FPSO TO BE CHARTERED

       Charterer hereby agrees to bareboat charter the FPSO as described in Appendix A and its inventory from Lessor, for the period and upon the terms and conditions stated herein. Lessor represents, undertakes and warrants that at the time of Delivery the FPSO shall comply with the requirements of the design basis set forth in Appendix A hereto (the "Design Basis") and shall be properly documented and classed as ABS A1 Floating Production, Storage and Offloading System, with no recommendations and as per the particulars of Appendix A. Lessor shall before and at the time of Delivery make the FPSO seaworthy and in every respect ready in hull, machinery and equipment for service hereunder.


3.     SERVICE

       Charterer shall have the full use of the FPSO at the Offshore Site and, subject to Lessor's approval, at any other place in the world where its operation is not prohibited by applicable law and/or regulations. Charterer may subcontract to identified subcontractors certain of its obligations hereunder, including, but not limited to, those relating to the operation, maintenance and repair of the FPSO. However, such subcontracts shall not relieve Charterer of such obligations.


4.     DURATION OF CHARTER

4.1 The term (the "Initial Term") of this Agreement shall commence upon Delivery. The Initial Term shall end on a date ten (10) years after Hire Commencement Date (as defined in Article 9.1).

4.2 When the FPSO is hooked up at the Offshore Site and is ready to receive hydrocarbons, when hydrostatic tests have been satisfactorily completed and, to the extent possible, when electrical and instrumentation tests have been satisfactorily completed, Charterer or its nominee will make an inspection to determine whether such events have occurred. Within twenty-four (24) hours of the inspection, Charterer will notify Lessor in writing of whether or not such events have occurred. Lessor will cause Operator to have available at the Offshore Site appropriate and experienced staff to promptly correct all items found to be unacceptable. When Charterer is satisfied that such events have occurred ("Field Acceptance"), Charterer shall sign a certificate of field acceptance to this effect. (If Charterer's affiliate shall fail to perform or cause to be performed the work of installing pipeline end manifolds ("PLEMs") and the anchoring of the mooring system for the FPSO at the Offshore Site and such failure shall have directly and solely prevented the occurrence of Field Acceptance, then Field Acceptance shall be deemed to have occurred as of the date Field Acceptance would have occurred but for Charterer's actions or failure to perform such action.) Field Acceptance by Charterer shall not be construed as a waiver or discharge of any of the representations, warranties or undertakings of Lessor in or with respect to this Agreement or the FPSO.

4.3 Upon the expiration of the Initial Term, Charterer shall have the option to terminate this Agreement, extend this Agreement on an annual basis at prices to be agreed upon by Lessor and Charterer, or purchase the FPSO pursuant to Article 23. The election of any such option may be exercised by Charterer's giving Lessor notice thereof at least 360 days prior to the expiration of the Initial Term. If no such notice is received, Charterer shall be deemed to have exercised its option to terminate this Agreement as of the end of the Initial Term. If Charterer elects to extend this Agreement, then Charterer and Lessor shall negotiate in good faith in an effort to reach agreement prior to the end of the Initial Term on a Total Bareboat Rate for the subsequent annual term. If no such agreement is reached, Charterer shall have the additional option to purchase the FPSO as aforesaid by notice to Lessor at least 180 days prior to the end of the Initial Term. If no agreement on a Total Bareboat Rate for an extended term is timely reached and if no notice of an election to purchase the FPSO is timely given, Charterer shall be deemed to have exercised its option to terminate this Agreement as of the end of the Initial Term. If an agreement on Total Bareboat Rate for an extended term is reached, this Agreement shall be extended until the first anniversary date of the end of the Initial Term and this
       Article 4.3 shall apply at the end of said extended term mutatis mutandis.


5.     GUARANTEES

5.1 Simultaneously with the execution of this Agreement, Charterer shall furnish to Lessor several guarantees limited to field percentage interest (the "Joint Venturer Guarantees") of Charterer's performance under this Agreement which shall be given by Thaipo Limited, Thai Romo Limited and Sophon Thai Gulf Limited (the "Joint Venturers") in the form of Appendix B-1 hereto.

5.2 As security for payment of Hire (as hereinafter defined) and other amounts due to Lessor hereunder, Charterer shall grant or cause the Concessionaires to grant (to the extent permitted by Thai law) a security interest to Lessor in all oil produced from the Tantawan Field taken on board the FPSO and the proceeds thereof, such security interest to be subordinate to royalties, taxes and field operating expenses and granted on a pari passu basis, with all lenders financing the development of the Tantawan Field. Charterer shall fully assist Lessor in perfecting such a security interest, to the extent permitted by the laws of the United States of America and the laws of Thailand.
       Charterer shall not agree to permit such other lenders to perfect their security interests if Lessor is unable or elects not to perfect its security interest.

5.3 Lessor has delivered to Charterer a Guarantee and Indemnity Agreement ("Lessor Parent Company Guarantee") in the form of Appendix B-2 hereto, executed by its ultimate corporate parent, IHC Caland N.V., guaranteeing the performance by Lessor of its obligations hereunder.

6.     REPRESENTATIONS AND WARRANTIES

6.1    Lessor represents and warrants to Charterer that:

  a) Lessor is a corporation duly organized and in good standing under the laws of the Netherlands; has all requisite corporate power and all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could be reasonably expected to have a material adverse effect on its business.

  b) Lessor has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by Lessor of this Agreement has been duly authorized by all necessary corporate action on its part; and this Agreement has been duly and validly executed and delivered by Lessor and constitutes its legal, valid and binding obligation, enforceable against Lessor in accordance with its terms except to the extent such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditor's rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

  c) The execution and delivery of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach of the articles of association (statuten) of Lessor or any applicable law or regulation or any material agreement or instrument to which Lessor is a party or by which it is bound or to which it is subject or constitute a default under any such material agreement or instrument.

  d) All authorizations, approvals and consents of, and filings or registrations with, any governmental or regulatory authority or agency, as are at the date of Delivery necessary for the execution, delivery or performance by Lessor of this Agreement and for the legality, validity, or enforceability hereof, will have been obtained at such date and thereafter will be maintained until the expiration or termination of this Agreement.

6.2    Charterer represents and warrants to Lessor that:

  a) Charterer is a corporation duly organized and in good standing under the laws of the State of Delaware; has all requisite corporate power and all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could be reasonably expected to have a material adverse effect on its business.

  b) Charterer has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by Charterer of this Agreement has been duly authorized by all necessary corporate action on its part; and this Agreement has been duly and validly executed and delivered by Charterer and constitutes its legal, valid and binding obligation, enforceable against Charterer in accordance with its terms except to the extent such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditor's rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

  c) The execution and delivery of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach of the certificate of incorporation or by-laws of Charterer or any applicable law or regulation or any material agreement or instrument to which Charterer is a party or by which it is bound or to which it is subject or constitute a default under any such material agreement or instrument.

  (d) All authorizations, approvals and consents of, and filings or registrations with, any governmental or regulatory authority or agency, as are at the date of Delivery necessary for the execution, delivery or performance by Charterer of this Agreement and for the legality, validity, or enforceability hereof, will have been obtained at such date and thereafter will be maintained until the expiration or termination of this Agreement.

  (e) Charterer will not, for the duration of the charter term, engage in significant activities or own substantial assets located in the United States of America.

6.3    OTHER THAN AS SPECIFICALLY STATED IN THIS AGREEMENT NEITHER PARTY SHALL
       BE DEEMED TO HAVE MADE ANY   REPRESENTATION OR WARRANTY WHATSOEVER,
       EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, AS TO THE TITLE, SEAWORTHINESS, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR USE OF THE FPSO OR ANY PART THEREOF.


7.     MAINTENANCE AND OPERATION

7.1 Lessor agrees that the FPSO shall, for the duration of the charter term, be in the full possession and at the absolute disposal for all purposes of Charterer and under its complete control in every respect. Subject to Article 7.3, as necessary to meet and maintain requirements of the American Bureau of Shipping ("ABS"), Charterer shall maintain the FPSO in a good state of repair. In addition, Charterer shall maintain the FPSO in efficient operating condition and in accordance with good commercial maintenance practice, and shall keep the FPSO with valid, unexpired classification of the class as indicated in Article 2, free of recommendations and notations affecting class. Charterer shall furnish Lessor with one duplicate original or certified true copy of all class and flag certificates issued or notated during the duration of the charter upon their issuance or notation. Lessor shall keep all Thai, Bahamian (the "Country of Registry") and other required certificates valid, up-to-date and in full force at all times. Charterer shall maintain the following maintenance reports, records, surveys and documents: Planned Maintenance System, Continuous Survey of Machinery and such other reports, records, surveys and documents as Lessor shall reasonably specify in writing. Charterer shall provide copies of such documents to Lessor upon Lessor's request. Lessor shall provide Charterer and Operator with all authorizations which Charterer may reasonably require in order to accomplish the actions required or permitted to Charterer under this Article 7.

7.2 Subject to Article 7.3, Charterer shall take immediate steps to have all necessary repairs done within a reasonable time.

7.3 Notwithstanding the terms of Articles 7.1 and 7.2, Major Repairs necessary to meet and maintain ABS requirements and the Design Basis shall be the responsibility of Lessor provided always that Charterer has not caused the need for such repairs as a result of Charterer's gross negligence or willful misconduct. "Major Repairs" shall mean all repairs to the FPSO other than: (a) repairs resulting from corrosion caused by a combination of carbon dioxide and water in the gas stream, and (b) repairs costing less than U.S. $100,000 per incident. Such Major Repairs shall be carried out by Lessor and Charterer shall provide all necessary assistance.

7.4 In the event of any improvement, structural changes or new equipment becoming necessary for the continued operation of the FPSO by reason of new class requirements or compulsory legislation or in order to maintain the FPSO in compliance with the Design Basis, then Lessor shall carry out such work at its expense.

7.5 Charterer shall establish and maintain financial security of responsibility in respect of oil or other pollution damage as required by any government or other division or authority thereof, to enable the FPSO, without penalty or charge, lawfully to enter and remain at the Offshore Site in performance of this Agreement or in the case of removal of the FPSO to another site as may be permitted by the terms hereof, at such other site. Charterer shall make and maintain all arrangements by bond or otherwise as may be necessary to satisfy such requirements at Charterer's sole expense.

7.6 Charterer shall at its own expense and by its own procurement, except as stated to the contrary elsewhere, man, victual, operate, supply, fuel and repair the FPSO whenever required during the duration of this Agreement and shall pay all charges and expenses of every kind and nature whatsoever incidental to its use and operation of the FPSO under this Agreement. The Master, officers, crew and production personnel of the FPSO shall be the servants of Charterer for all purposes whatsoever.

7.7 Charterer shall comply with the regulations of the Country of Registry and, to the extent applicable, the Kingdom of Thailand. Charterer will cause the FPSO to comply at all times with all applicable laws, treaties and conventions and with all rules and regulations issued thereunder and to have on board, when required thereby, valid certificates showing compliance therewith.

7.8 During the duration of this Agreement the FPSO shall retain her present name and shall remain under and fly the Bahamian flag, provided, however, that Charterer shall have the liberty to paint the FPSO in its own colors, install and display its funnel insignia and fly its own house flag. Painting and repainting, installment and re-instalment shall be for Charterer's account.

7.9      (a)   Subject to Article 7.4 and Lessor's approval, which shall not be unreasonably withheld, Charterer shall have the right to add additional equipment, modify existing equipment or connect additional production facilities. Any such additions or modifications, including the installation thereof, shall be at the sole cost, risk and expense of Charterer. Such additions, modifications and connections so installed shall, without necessity of further act, become part of the FPSO and the property of Lessor; provided, however, that so long as no Event of Default shall have occurred and be continuing, any such additions, modifications and connections not required to be installed in order to meet the requirements of Article 7.4 hereof and not installed as replacements for property included on board the FPSO on the date of Field Acceptance may be removed (so long as such removal can be accomplished without damage to the FPSO) by Charterer, at its own expense and risk, at any time during, or at the expiration of, the Initial Term upon reasonable prior notice, whereupon such equipment shall, without necessity of further act, become the property of Charterer.

          (b) Charterer may, in the ordinary course of maintenance, repair or overhaul of the FPSO, remove any item of property constituting a part of the FPSO; provided, however, that such item is replaced as promptly as possible by an item of property which is free and clear of all liens, encumbrances and rights of others and is in as good operating condition, is as seaworthy and has a value and utility at least equal to the item of property being replaced. Any item of property removed from the FPSO as provided in the preceding sentence shall remain the property of Lessor until replaced in accordance with the terms of such sentence, but shall then, without further act, become the property of Charterer. Any such replacement item of property shall, without further act, become the property of Lessor and be deemed part of the FPSO as defined herein for all purposes hereof.

7.10 Charterer shall have the use of all items of inventory, equipment and spares being part of or on board the FPSO on the date of Delivery, which Lessor undertakes to provide. Such inventory will be specified pursuant to Article 14.


8.     INSPECTION

8.1 Lessor shall have the right at any reasonable time to inspect or survey the FPSO itself or to instruct a duly authorized third-party surveyor to carry out such survey on its behalf to ascertain the condition of the FPSO, and to satisfy itself that the FPSO is being properly repaired, maintained and operated. Such inspections and surveys shall be for Lessor's account. Charterer shall provide, free of charge to Lessor, upon reasonable request by Lessor, transportation from the shore base to the FPSO and vice versa on its regular flights and, to the extent available, accommodations, catering and communication on board for such inspectors or surveyors.

8.2 Charterer shall also permit Lessor to inspect the FPSO's log books whenever requested and shall immediately furnish Lessor with full information regarding any casualties or other accidents or damage to or caused by the FPSO.

9.     COMPENSATION

9.1 As full compensation for the performance by Lessor of its obligations under this Agreement, Charterer shall pay Lessor a hire ("Hire"). Hire shall accrue in accordance with this Article 9 commencing at 0001 hours local time at the Offshore Site on the date ("Hire Commencement Date") on which both (a) Field Acceptance, and (b) the earlier of (i) December 20, 1996 or (ii) the date on which hydrocarbons begin flowing through the FPSO, shall have occurred.

       Except as otherwise provided herein, Hire shall continue to accrue until the date and hour when the FPSO is redelivered to Lessor under the terms of this Agreement. Hire shall be paid at the rate of $55,000 per day (the "Total Bareboat Rate"), subject to change pursuant to mutual agreement of the parties, in the manner provided for in Article 24, and, except as otherwise specifically provided herein, no other compensation or reimbursement shall be due to Lessor for the performance of its obligations hereunder.

9.2 Payment of Hire shall be made monthly in arrears, without any discount, adjustment, set off or deduction, except as specifically set forth in this Article 9 or otherwise in this Agreement. Lessor shall provide invoices to Charterer covering each payment of Hire at least ten (10) days before due. Payment of Hire shall be made to such U.S. Dollar account or accounts with such European office of a first class bank as Lessor shall designate in writing. Lessor shall not change such designations without Charterer's consent, which consent shall not be withheld unless Charterer determines that:

  (i)  such change would increase Charterer's costs; or

 (ii)  such change would expose Charterer to the risk of double payment.

       The first payment of Hire shall be paid in same day funds before the close of business at the place of payment on the first business day of the calendar month beginning after the Hire Commencement Date. Except as otherwise provided in this Agreement, subsequent payments of Hire shall be paid in same day funds at the place of payment on the first business day of each applicable calendar month during the Initial Term or an extended term ("Hire Payment Date"). Hire shall accrue on a daily basis; provided that Hire for any periods that constitute less than a calendar day shall be a pro rata portion of Hire for such calendar day. If a Hire Payment Date falls on a day which is not a banking day at the place of payment, payment shall instead be made on the next succeeding day that is a banking day at such place. Any Hire paid but not earned shall be refunded on the next Hire Payment Date (or as otherwise provided under this Agreement) to Charterer by Lessor.

9.3 Upon request by Charterer, Lessor shall promptly pay to Charterer, or at the option of Charterer, at any time following an Event of Default by Lessor hereunder or a default under the Lessor Parent Company Guarantee, Charterer shall be entitled to deduct from the payments of Hire:

  (i) actual or reasonably estimated disbursements, if any, for Lessor's account;

 (ii) any advances to the master of the FPSO (the "Master") or to Lessor's affiliates, contractors, subcontractors, or agents for expenses or disbursements for Lessor's account;

(iii) any previous overpayment of Hire, including payments made with respect to periods of Downtime;

 (iv) any sums due in respect of Lessor's failure to meet Lessor's performance undertakings under this Agreement; and

  (v) any other sums or credits to which Charterer is entitled under this Agreement.

       If a deduction is made based on an estimate, the next Hire payment shall be adjusted, if necessary, to reflect any difference between such estimate and the actual amount of deduction that Charterer is able to verify. All deductions from Hire shall be verified by Charterer by production of vouchers or supporting documentation corresponding to the deductions within thirty (30) days after the applicable Hire Payment Date.

9.4 Notwithstanding anything contained in this Article 9 to the contrary, the final payment of Hire hereunder shall be made on the date of redelivery of the FPSO to Lessor. Deductions, to the extent permitted by Article 9.3, from said final payment shall be those reasonably estimated by Charterer if the actual amounts have not been determined and also less the amount estimated by Charterer to become payable by Lessor for fuel and supplies on redelivery of the FPSO to Lessor as provided in Article 25.

9.5 Should the FPSO become an actual total loss, Hire shall cease at the time of her loss or, if such time is unknown, at the time when the FPSO was last heard of. If the FPSO should become a constructive total loss, Hire shall cease at the time of the casualty resulting in such loss. Within ninety (90) days after Hire has ceased under this Article 9.5, all monies owing to Charterer under the provisions of this Agreement at the time Hire ceases under this Article 9.5 shall be paid to Charterer, and likewise Lessor shall be paid the net amount of all sums due from Charterer. If the FPSO shall have been missing for at least forty-eight
       (48) hours when a payment of Hire would otherwise be due, such payment shall be postponed until the safety of the FPSO is ascertained.

9.6 In the event Charterer fails to make any payment (including without limitation any payment of Hire) due and owing to Lessor under this Agreement, Lessor shall so notify Charterer. If Charterer fails to pay amounts due and owing within five (5) business days after receipt of such notice, Charterer shall pay to Lessor, in addition to all other amounts then due and owing, a late fee at a rate equal to one-month LIBOR plus two percent (2%) on the amounts then due and owing for the period of said fifth (5th) day until paid without prejudice to any other remedies under this Agreement.

9.7 All payments of Hire and other amounts due hereunder from one party to the other shall be made in U.S. Dollars by interbank transfer. Except as otherwise provided herein, all sums due by one party to the other shall be paid within 30 days of receipt of invoice.

9.8 Charterer shall be responsible for obtaining and shall use all reasonable efforts to obtain exchange control approval for payments under this Agreement.


10.    CHANGE IN LAW

10.1 The Total Bareboat Rate is based on the tax laws of Thailand and Holland as of the date of this Agreement and assumes a tax burden of 1.1% of the Total Bareboat Rate. In the event there are any changes in Thailand tax laws or their interpretation which affect the cost to the Lessor of chartering the FPSO, the Total Bareboat Rate shall be revised upwards or downwards to take into account such change in costs; provided, however, Charterer shall not be obligated to pay any Thai, Dutch or U.S. tax burden up to a total amount equal to 2.2% of the Total Bareboat Rate and further provided Lessor shall use all reasonable efforts to maintain its present status under the tax treaty between Thailand and the Netherlands and shall take all reasonable actions to prevent or minimize any such increased expenses. Any increase in the total tax burden on the Total Bareboat Rate in excess of 2.2% of the Total Bareboat Rate attributable to any changes in Dutch tax laws shall be for Lessor's account. Any adjustment of said compensation shall be effective as of the effective date of the change in such tax burden; provided, Lessor shall furnish to Charterer the necessary supporting documentation evidencing such changes within a reasonable time.

10.2 The parties hereto do not believe that any U.S. taxes are applicable to payments made under this Agreement. To the extent that U.S.
       withholding taxes are assessed on Hire payable hereunder, Hire shall be increased such that the net Hire received by Lessor hereunder shall not be affected by such U.S. withholding taxes. Lessor agrees to use its best efforts to promptly obtain a refund of any such U.S. income taxes which have been withheld in excess of Lessor's U.S. tax obligations and to promptly repay such refund to Charterer.


11.    TAXES

       Subject to Article 10, all taxes (including income and withholding taxes) which are due with respect to the payment of the Total Bareboat Rate pursuant to this Agreement shall be paid by Lessor or reimbursed to Charterer by Lessor, except that Thailand value added taxes ("VAT"), other Thailand sales/use taxes and Thailand customs and import duties applicable to the FPSO, shall be paid by Charterer or reimbursed to Lessor by Charterer. Charterer or its designee on the behalf of the Concessionaires shall be designated as the importer of the FPSO and be responsible for customs clearance and obtaining import licenses on the FPSO.


12.    CONFLICTS OF INTEREST

       Neither Lessor nor any of its subcontractors shall pay any fee, commission, rebate or other thing of value to, or for the benefit of, any employee of Charterer, its principals or any of its or their affiliates, nor shall Lessor do business with any company knowing that
       the results thereof might benefit an     employee of the Charterer, its
       principals or any of its or their affiliates.

13.    LIENS AGAINST THE FPSO

13.1   a)  Neither Charterer nor the master of the FPSO nor any other person shall have any right, power or authority to create, incur or permit to exist upon the FPSO any lien, charge or encumbrance other than Permitted Encumbrances. Lessor may fasten to the FPSO in a conspicuous place and maintain during the term of this Agreement a notice reading as follows:

                Notice of Charter

           This Vessel is mortgaged to _________________ , and is under charter to Tantawan Services, L L C With the exception of such mortgage, under the terms of said charter, neither the charterer, any subcharterer, the master of this Vessel, nor any other person has the right, power or authority to create, incur or permit to be placed or imposed upon this Vessel, or its profits, any lien whatsoever, other than liens for master's and crew's wages or salvage or as otherwise provided under said charter.

       b) Lessor warrants that it has not created and covenants that it will not create or permit to exist, and shall indemnify, hold harmless and defend Charterer against any loss which Charterer may sustain by reason of, any Owner Encumbrances.

       c) "Permitted Encumbrances" shall mean (i) the rights of Charterer under this Agreement, (ii) the rights of Lessor under this Agreement, (iii) during the Initial Term or any extended term, liens for current master's and crew's wages and salvage, (iv) Lessor Group's mortgage of the FPSO in favor of certain lending institutions ("Lenders") provided Charterer shall have received satisfactory assurances from the Lenders as to the exercise of Charterer's rights under this Agreement in the absence of an Event of Default by Charterer and the expiration of all cure periods relevant thereto, and (v) liens arising in tort which are covered by
           insurance; and "Permitted Encumbrance" shall mean    any of the
           foregoing.

       d) "Owner Encumbrances" shall mean any liens, security interests or encumbrances resulting from voluntary action by Lessor Group, as hereinafter defined, taken without the prior written approval of
           Charterer and not taken as   the result of an Event of Default by
           Charterer.

13.2 Charterer agrees that if a libel or a complaint in admiralty (for purposes of this Article 13.2 called a "claim") shall be filed against the FPSO, or if the FPSO shall be otherwise levied upon or taken into custody or detained or sequestered by virtue of proceedings in any court or tribunal or by any government or other authority because of any claim (excluding a claim against Lessor), Charterer shall at its own expense within 15 days thereafter cause the FPSO to be released and each such claim to be discharged (except to the extent that the same shall be contested by Charterer in good faith by appropriate proceedings and shall not affect the continued use of the FPSO). Charterer agrees forthwith to notify Lessor by telegram or telex, confirmed by letter, of each such claim involving amounts in excess of $500,000 and of the release and discharge of each such claim. Charterer agrees to advise in writing at least once in each three-month period as to the status and merits of all such claims not released and discharged within 15 days as provided above, which either are not bonded or affect the ability of Charterer to use the FPSO in the ordinary course of its business. Charterer agrees to indemnify, hold harmless and defend Lessor against any loss which Lessor may sustain by reason of any liens, security interests or encumbrances resulting from voluntary action by Charterer Group taken without the prior written approval of Lessor and not taken as the result of an Event of Default by Lessor.


14.    INVENTORY

       A complete inventory of the FPSO's entire outfit, equipment (including vessel equipment and supplies, cabin, crew and galley equipment), furniture, furnishings, appliances, spare and replacement parts and all unbroached consumable stores, fuel and lubricants onboard shall be jointly taken within thirty (30) days following Field Acceptance by representatives of Lessor and Charterer or by an independent outside firm as may be mutually agreed upon. A similar inventory shall be taken and mutually agreed upon at the time of Redelivery.


15.    GAS SALES AGREEMENT

       Charterer and Lessor recognize that compliance with the terms of the Gas Sales Agreement will be required by the parties thereto, and Lessor and Charterer will generally cooperate in facilitating such compliance by the parties thereto.

16.    DOWNTIME

16.1 Downtime shall mean any calendar day on which the FPSO is unable to process sufficient gas so as to deliver (and actually deliver) into the export pipeline the lesser of (i) 150 million cubic feet ("Mmcf") of gas or (ii) the amount of gas that Charterer, its affiliates and designees are capable of delivering to the FPSO, as determined in good faith by Charterer on the basis of demonstrated measured data; provided that any shortfall in gas delivery on a given calendar day may be made up so as to avoid Downtime hereunder over the three succeeding calendar days. Downtime shall also mean any calendar day on which the FPSO is unable to process and deliver into the FPSO storage tanks the lesser of (i) 40,000 barrels of liquids or (ii) the amount of liquids that Charterer, its affiliates and designees are capable of delivering to the FPSO, as determined in good faith by Charterer on the basis of demonstrated measured data; provided, however, that no Downtime shall be deemed to have occurred pursuant to this sentence if the FPSO's inability to process the liquids so required results solely from the FPSO's inability to process the quantity of gas required by the immediately preceding sentence. Downtime shall also mean any calendar day on which the FPSO is unable to offload into shuttle tankers the oil stored on the FPSO, other than for adverse weather conditions as specified in the Terminal Regulations Manual, as defined in the Operating Agreement and in Charterer's reasonable opinion this adversely affects the normal operation of the fields served by the FPSO. For purposes of this
       Article 16.1,

       "process" shall be interpreted to mean the processing on board the FPSO of gas and liquids having the properties given in the Design Basis in circumstances which conform to the design criteria given in the Design Basis.

16.2 Downtime shall occur notwithstanding the fact that maintenance or repairs (including Major Repairs but excluding those resulting from Charterer's gross negligence or willful misconduct) are occurring. Downtime shall not occur during the period that Charterer is adding or modifying equipment or connecting additional facilities pursuant to
       Article 7.9 hereof.

16.3 Lessor shall give Charterer sixty (60) days' prior notice of any Major Repairs to the FPSO.

16.4 Downtime shall be deemed not to occur during an event which is a Force Majeure event hereunder.

16.5 A Downtime Penalty Period shall mean any year based upon a historical rolling year beginning after the earlier of (i) February 28, 1997 or
       (ii) the Contractual Delivery Date, as defined in the Gas Sales Agreement. If Charterer desires to fix the commencement of the Downtime Penalty Period by reference to a Contractual Delivery Date based on completion of the seventy two (72) hour test ("Test") referred to in clause 6.3 of the Gas Sales Agreement, Charterer shall be required to obtain confirmation from Lessor prior to commencement of the Test that the FPSO is able to process and deliver Sales Gas, as defined in the Gas Sales Agreement, consistent with the PTT nomination made pursuant to said clause 6.3. During any Downtime Penalty Period (i) Charterer shall not be obligated to pay Lessor the Total Bareboat Rate in respect of any Downtime occurring after the first thirty (30) days of Downtime and (ii) if the first thirty (30) days of Downtime are consecutive, in addition to the foregoing, Charterer shall not be obligated to pay Lessor the Total Bareboat Rate for said first thirty (30)-day period (and if Charterer has previously paid any or all of the Total Bareboat Rate in respect of said first thirty (30) day period, Lessor shall promptly refund such amount to Charterer).


17.    INSURANCE

17.1 Lessor shall maintain in force or shall cause one of its affiliates to maintain during the term of this Agreement the following insurance coverages. Deductibles for insurance obtained pursuant to Article 17.1
       a), b) and c) shall be shared equally by Charterer and Lessor; all other deductibles shall be for the account of Lessor.

  a) Hull and Machinery and Increased Value Insurance on the FPSO in the amount of one hundred twenty percent (120%) of the estimated value of the FPSO on the London Institute Hull Clauses, or equivalent, including Collision Liability to the extent not provided under Article 17.1 (d) below.

  b) Confiscation and Expropriation Insurance on the FPSO in the amount of one hundred twenty percent (120%) of the estimated value of the FPSO.

  c) War Risk Insurance on the FPSO subject to London Institute Hull War Risk and Strikes Clauses, or equivalent, in the amount of one hundred twenty percent (120%) of the estimated value of the FPSO, and War Risk Protection and Indemnity Clauses with a limit of one hundred twenty percent (120%) of the estimated value of the FPSO.

  d) Protection and Indemnity Insurance on the FPSO, subject to the rules of a Protection and Indemnity Club who are members of the International Group of P & I Clubs. The P & I entry to include that proportion, if any, of Collision Liabilities not covered under Article 17.1 (a) above.

  e) Workmen's Compensation and Employer's Liability Insurance covering Lessor Group's (as hereinafter defined) employees for statutory benefits as set out and required by local law in the area of operation or any area in which Lessor Group may become legally obligated to pay benefits. Appropriate maritime coverage shall be included.

  f) Comprehensive General Liability and Automobile Liability Insurance covering premises and operations, independent contractors and contractual liability, as well as all owned, hired and non-owned vehicles. Minimum policy limits for personal injury and property damage shall be:

       i) Comprehensive General Liability: US$25,000,000 single limit per occurrence;

       ii) Automobile Liability: US$1,000,000 single limit per occurrence or such greater amount as required by applicable law.

  g) Pollution Insurance for the FPSO for US$300 million per occurrence, subject to market availability.

17.2 Before commencing performance of this Agreement, Lessor shall furnish Charterer with Certificates of Insurance indicating:

  a)   the kinds and amounts of insurance as required;

  b)   the insurance company or companies providing the aforesaid coverages;

  c)   the effective and expiration dates of policies;

  d) that Charterer will be given thirty (30) days' (7 days for War Risk insurance policy) written advance notice of any material change, non-renewal or cancellation of any policy;

  e)   the territorial limits of all policies; and

  f) that Charterer Group (as hereinafter defined) has been named as an additional insured on all policies referred to in Article 17.1 (except
       Article 17.1e)) with waivers of subrogation on the policies in Article 17.1.

17.3 Charterer shall maintain in force during the term of this Agreement the following insurance coverages. Deductibles shall be for the account of Charterer.

  a) Workman's Compensation and Employer's Liability Insurance covering Charterer Group's employees for statutory benefits as set out and required by local law in the area of operation or area in which Charterer Group may become legally obligated to pay benefits. Appropriate maritime coverage shall be included.

  b) Comprehensive General Liability and Automobile Liability Insurance covering premises and operations, independent contractors and contractual liability, as well as all owned, hired and non-owned vehicles. Minimum policy limits for personal injury and property damage shall be:

       i) Comprehensive General Liability: US$25,000,000 single limit per occurrence; and

       ii) Automobile Liability: US$1,000,000 single limit per occurrence or such greater amount as required by applicable law.

  c) Seepage and Pollution Insurance on normal industry terms for the reservoir and oil field installations for US$50 million per occurrence.

17.4 Charterer shall furnish Lessor with Certificates of Insurance indicating:

  a)   the kinds and amounts of insurance as required;

  b)   insurance company or companies providing the aforesaid coverages;

  c)   effective and expiration dates of policies;

  d) Lessor will be given thirty (30) days' written advance notice of any material change, non-renewal or cancellation of any policy;

  e)   the territorial limits of all policies; and

  f) that Lessor Group has been named as an additional insured on all policies referred to in Article 17.3 b) and c) with waivers of subrogation on the policies in Article 17.3.

       Charterer shall use reasonable efforts to obtain an agreement from PTT to indemnify Lessor Group and Charterer Group for losses and damages resulting from operations of shuttle tankers used or hired to transport oil from the FPSO.

17.5 Except as specifically provided above in this Article 17, Lessor and Charterer shall work toward establishing insurance values, amounts, coverages and deductibles on forms and with insurers which are compatible and consistent with the standards of prudent owners and operators of vessels of similar type, size, age, location and activity as the FPSO.

18.    INDEMNITY

18.1 Charterer Group shall have no liability or responsibility whatsoever for injury, illness or death of or property loss or damage (including to the FPSO) sustained by Lessor and its affiliates, associates, co-venturers, subcontractors at all levels, sub-suppliers, lenders and their respective shareholders, officers and employees and agents and the Master and crew of the FPSO (hereinafter all such persons and companies called "Lessor Group") howsoever caused or arising. Lessor shall protect, defend, indemnify and hold harmless Charterer and its affiliates, associates, co-venturers, co-venturers of subsidiaries and affiliates, and subcontractors at all levels and their respective shareholders, officers, employees and agents (hereinafter all such companies and persons called "Charterer Group") from and against any loss, damage, claim, expense, suit or liability (including attorneys' fees and legal costs) as a result of such injury, illness or death or property loss or damage.

18.2 Lessor Group shall have no liability or responsibility whatsoever for injury, illness or death or property loss or damage (including oil and gas reservoirs, pipelines and platforms in which Charterer Group has an interest) sustained by Charterer Group, howsoever caused or arising, including the unseaworthiness of the FPSO or otherwise. Charterer shall protect, defend, indemnify and hold harmless Lessor Group from and against any loss, damage, claim, expense, suit or liability (including attorneys' fees and legal costs) as a result of such injury, illness or death or property loss or damage.

18.3 Subject to the provisions of Articles 18.5, 18.6 and 18.9, with respect to claims by third parties (which shall exclude Charterer Group and Lessor Group) to the extent arising out of Lessor Group's negligence, Lessor agrees to indemnify, defend and save Charterer Group harmless from and against any and all losses, claims, demands, liabilities, damages, suits or actions in rem or otherwise (including expenses and attorneys' fees) for loss or damage to or injury, illness or death of such third parties.

18.4 Subject to the provisions of Articles 18.5, 18.6 and 18.9, with respect to claims by third parties (which shall exclude Charterer Group and Lessor Group) to the extent arising out of Charterer Group's negligence, Charterer agrees to indemnify, defend and save Lessor Group harmless from and against any and all losses, claims, demands, liabilities, damages, suits or actions in rem or otherwise (including expenses and attorneys' fees) for loss or damage to or injury, illness or death of such third parties.

18.5 From and after Field Acceptance, Charterer shall be solely responsible for (i) seepage or pollution from reservoirs, pipelines, platforms and other property related thereto owned or leased by Charterer Group while such property is in Charterer Group's custody and control, including cost of cleanup of same, and (ii) with respect to amounts in excess of $10,000,000 per occurrence, pollution from the FPSO (including its risers). Charterer agrees to indemnify, defend and save Lessor Group harmless from and against any and all losses, claims, demands, liabilities, damages, suits or actions in rem or otherwise (including expenses and attorneys' fees) for loss or damage to Lessor Group arising out of the seepage or pollution described in clause (i) and the pollution (for amounts in excess of $10,000,000 per occurrence) described in clause (ii). With respect to said pollution from the FPSO, Charterer shall conduct cleanup operations and Lessor shall provide all reasonable assistance; ultimate financial responsibility for the cost of such cleanup (to the extent less than $10,000,000) will be allocated by mutual agreement of the parties or pursuant to applicable law. If Charterer causes crude oil or gas described in this Article 18.5 to be insured, Charterer shall cause Lessor Group to be named as co- insured in such policy as their interests may appear.

18.6   a)   Notwithstanding Article 18.5, Lessor shall be solely responsible for all liabilities, costs, expenses, penalties and/or fines arising from or caused by any pollution originating in or above the surface of the water from (i) spills of fuels, bunkers, slop tanks, lubricants, motor oils, pipe dope, paints, solvents, ballast, bilge, garbage and sewage in Lessor Group's possession or control
            (including the FPSO) and (ii) any property or equipment (other than the FPSO) owned, leased or provided by the Lessor Group while such equipment is in a member of Lessor Group's custody and control, including costs of cleanup of same.

       b) Notwithstanding Article 18.5, Charterer shall be solely responsible for all liabilities, costs, expenses, penalties and/or fines arising from or caused by any pollution originating in or above the surface of the water from (i) spills of fuels, bunkers, slop tanks, lubricants, motor oils, pipe dope, paints, solvents, ballast, bilge, garbage and sewage in Charterer Group's possession or control (other than the FPSO) and (ii) any property or equipment owned, leased or provided by the Charterer Group (other than the FPSO) while such equipment is in a member of Charterer Group's custody and control, including costs of cleanup of same.

18.7 All excuses from liability for one party and all indemnities given by one party to the other party or to the other party's Group pursuant to this Agreement, including but not limited to the indemnities in this
       Article 18, shall apply regardless of the sole or concurrent negligence or gross negligence or breach of duty or strict liability of the parties to be indemnified but shall not apply in the case of willful misconduct.

18.8   As used herein, "affiliate" shall mean any company or legal entity which
       (i) controls either directly or indirectly a party hereto, (ii) which is itself effectively controlled directly or indirectly by such party or
       (iii) is directly or indirectly effectively controlled by a company or entity which directly or indirectly controls such party. "Control" means the right to exercise forty percent (40%) or more of the voting rights in the appointment of the directors of the company concerned.

18.9 In no event shall either party's Group be liable for any loss of production, loss of oil or gas, loss of revenue or profit, loss of commercial advantage, demurrage, or any consequential or indirect losses or damages suffered by the other party's Group as a result of any act or omission or negligence, unseaworthiness of the FPSO or otherwise, and each party shall protect, defend, indemnify and hold harmless the other party's Group with respect to its Group's losses in this regard.

18.10 The provisions of this Article 18 are intended to specifically allocate certain liabilities between the parties hereto in the events described in this Article 18 but shall not be interpreted to waive or excuse performance by any party of its representations, warranties and covenants set forth in this Agreement.


19.    NON-WAIVER OF DEFAULTS; NON-RECOURSE

19.1 Any failure by either party at any time, or from time to time, to enforce or require the strict keeping and performance of any of the terms or conditions of this Agreement, or to exercise a right hereunder, shall not constitute a waiver of such terms or conditions.

19.2 Notwithstanding any provision herein to the contrary, Lessor's recourse in the event of occurrence of any Event of Default hereunder shall be as provided in Article 31 hereof, provided that Lessor shall have no recourse to the assets of Charterer (other than its rights with respect of the FPSO), but shall be permitted to exercise any and all rights under and with respect to the guarantees and collateral referred to in
       Article 5 .


20.    FORCE MAJEURE

20.1 Any loss or damage or delay in, or failure of performance of either party shall not constitute default hereunder or give rise to any claims for damages if and to the extent that such loss, damage, delay or failure is caused by "Force Majeure."

20.2 In this Agreement "Force Majeure" shall denote any event the happening of which could not be prevented even though a person against whom it happened or threatened to happen were to take such appropriate care as might be expected of a Reasonable and Prudent Operator, as hereinafter defined. "Reasonable and Prudent Operator" when used to describe the standard of care to be exercised by a party in performing its obligations means the degree of diligence and prudence and foresight reasonably and ordinarily exercised by experienced operators engaged in the same line of business under the same or similar circumstances and conditions and when used to determine the action that would be required of a party means the action an experienced commercial operator engaged in the same line of business under the same or similar circumstances and conditions would take in the exercise of such due diligence, prudence and foresight. Notwithstanding Article 20.1, Force Majeure shall not release either party from any obligation to give a notice or make any payment (including, in particular, any payment of Hire) under this Agreement except where the making of a payment is prevented by a Force Majeure event affecting the transfer of monies by the payor. Any payments which are so prevented from being made by reason of Force Majeure shall, upon the cessation of the Force Majeure event, be made as soon as practicable thereafter in addition to any other amounts which may then be payable by such party under this Agreement.

20.3 Events which may, subject to Article 20.2, be considered Force Majeure events shall include but not be limited to acts of government, strikes, lock-outs, acts of public enemy, wars whether declared or undeclared, blockades, insurrection, riots, epidemics, landslides, lightning, earthquakes, fires, storms, floods, washouts, civil disturbances, explosions, breakage or accident to machinery or lines of pipe, freezing of wells or lines of pipe, partial or entire failure of wells, inability to obtain necessary materials or supplies due to changes in laws and regulations, material changes in the obligations of the concessionaire under the Concession Agreement, as herein defined, imposed unilaterally by the Government of Thailand, and inability of PTT to accept delivery of natural gas delivered to PTT under the Gas Sales Agreement where such inability constitutes an event of Force Majeure under the Gas Sales Agreement which has been declared.

20.4   A party claiming relief on account of Force Majeure shall:

  (i) as soon as practicable give notice to the other party of the happening said to constitute Force Majeure, such notice to include full information about the circumstances and a statement of the steps and time believed necessary to remedy the failure but neither party shall be obligated to settle or prevent any strike or other industrial action except on terms which, in its sole judgment, are acceptable to it; and

  (ii) proceed as a Reasonable and Prudent Operator at its own expense to remedy the failure as rapidly as possible.


21.    LAW AND ARBITRATION

21.1 This Agreement shall be construed and governed in accordance with the maritime law of the United States of America and, to the extent such law is inapplicable, with the laws of the State of New York excluding any conflict of law rules. In connection with the interpretation of any exhibit hereto, the choice of law of this Agreement shall prevail.

21.2 Any dispute arising under or in connection with this Agreement shall be settled by arbitration in New York City under the rules of the American Arbitration Association, except as provided herein. The party requesting arbitration shall be entitled to have arbitration of the dispute consolidated with any other pending dispute under this Agreement or with any dispute arising under the Operating Agreement. The party requesting arbitration shall serve upon the other party a written demand for arbitration with the name and address of the arbitrator appointed by it, and such other party shall, within ten (10) days thereafter, appoint an arbitrator, and the two arbitrators so named, if they can agree, shall appoint a third, and the decision or award of any two shall be final and binding upon the parties. In no event shall any dispute or consolidated group of disputes be determined by more than three arbitrators. Should the party upon whom the demand for arbitration is served fail or refuse to appoint an arbitrator within ten (10) days, the single arbitrator shall have the right to decide alone, and his decision or award shall be final and binding upon the parties. The arbitrator(s) shall have the discretion to impose the cost of the arbitration proceedings, including reasonable attorney's fees upon the losing party, or divide it between the parties on any terms which may appear just.
       Any decision or award rendered hereunder may be made and entered as a rule or judgment of any Court, in any country having jurisdiction.

21.3 Judgment upon the arbitration award rendered may be entered in any Court having either personal or in rem jurisdiction, or application may be made to such Court for a judicial acceptance of the award and an Order of Enforcement, as the case may be.

22.    NOTICES

22.1 Notices or other communications required to be given by either party pursuant to this Agreement shall be written in English and sent in letter form or by telex or facsimile to the address of the other party set forth in Article 22.2 below, or to such other address as may from time to time be designated by the other party through notification of such party. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

22.1.1 Notices given by personal delivery shall be deemed effectively given on the date of personal delivery;

22.1.2 Notices given in letter form shall be deemed effectively given on the seventh day after the date mailed (as indicated by the postmark) by registered airmail, postage prepaid, or the third day after delivery to an internationally recognized courier service;

22.1.3 Notices given by telex shall be deemed effectively given on the first business day following the date of transmission, as indicated on the document in question; and

22.1.4 Notices given by facsimile shall be deemed effectively given on the first business day following the date of transmission, as indicated on the document in question.

22.2 Except as otherwise provided in Article 22.1, the parties shall give all notices and send all invoices and communications under this Agreement to:

22.2.1 If to Lessor:

         Tantawan Production B.V.
          557's - Gravelandseweg
          3119 XT Schiedam
          The Netherlands
         Attention:  R. Smulders

          31-10-4260430 (ph)
          31-10-4731434 (fax)

22.2.2 If to Charterer:

         Tantawan Services, L.L.C.
         c/o Pogo Producing Company
         5 Greenway Plaza, Suite 2700               P.O. Box 2504
         Houston, TX  77046-0504                    Houston,TX  77252-2504
         Attention:  Vice President - Operations

         (713) 297-5000 (ph)
         (713) 297-5100 (fax)

22.3 All references in this Agreement to a business day shall refer to a day when both parties are open for business or, in the case of payments under Article 9, a day when banks at the place of payment are open for business.


23.    PURCHASE OPTION

       Provided that an Event of Default by Charterer under Article 30 of this Agreement is not existing, Charterer shall have the right to exercise an option (the "Purchase Option") to purchase the FPSO (including its on-board spare parts) from Lessor free from all encumbrances (except encumbrances created by Charterer), (i) at the expiration of the Initial Term for a price of five million dollars ($5,000,000) or (ii) at any time during the Initial Term or during an extended term at a price to be determined by reference to Appendix C less any amounts due from Lessor under this Agreement which have been established at the time of such purchase; provided, the FPSO shall not be moved to operate in another field outside of Thailand or, if within Thailand, (i) to a field in which a current or future member of the Charterer Group (as defined in Article 18.1) does not have an interest, or (ii) unless pursuant to the Concession Agreement. Any Thailand sales or transfer taxes attributable to the sale will be paid by Charterer. Charterer must notify Lessor of its intent to exercise the Purchase Option as provided in Article 4.3, or if not so provided, 360 days prior to the date of purchase. Upon notification by Charterer of its intent to exercise the Purchase Option, Lessor shall use due diligence to cause the release of all liens (except liens caused or created by Charterer Group) on the FPSO to be effective not later than closing of the sale.

       In the event the Purchase Option is exercised, unless agreed otherwise between Charterer and Lessor, Lessor shall sell the FPSO and Charterer shall purchase the FPSO "as is," safely afloat, at the time and place of
       redelivery of the        FPSO pursuant to Article 25, at which time:

  a)   Lessor shall deliver to Charterer:

       (i) A certificate signed by a duly authorized executive of Lessor to the effect that the FPSO is free from all encumbrances (except encumbrances created by Charterer),

       (ii) A certificate signed by the appropriate government official of the Country of Registry showing Lessor as the sole owner of the FPSO and no liens of record other than encumbrances to be satisfied out of the FPSO's sales proceeds,

       (iii) One or more bills of sale executed by duly authorized officers of Lessor on behalf of Lessor conveying full title of the FPSO to Charterer in suitable form for recording or registering title,

       (iv) Copies of class and trading certificates (where relevant to its class) for the FPSO valid at the time of re-delivery,

       (v) All government approvals necessary to transfer the FPSO to Charterer and, if requested by Charterer, to delete the FPSO from registry in the Country of Registry and any country claiming jurisdiction over Lessor's power to sell the FPSO,

       (vi) Copies of all log books, classification certificates, manuals and other documents in the Lessor's or Lessor's manager's possession related to the FPSO's operation and maintenance, and

       (vii)   Physical possession of the FPSO.

  b) On delivery Charterer shall pay the purchase price to Lessor or its designee by transfer to Lessor's account then designated for receipt of Hire payments.

  c) Each party shall deliver to the other party such additional documentation or take such additional action as such other party may reasonably request or as may be customary at the time with respect to the sale of vessels registered in the Country of Registry and which is not in conflict with the provisions of this Agreement, provided that Lessor shall not be required to arrange or pay for a drydocking or inspection of the FPSO for purposes of said sale and purchase.


24.    REVENUES

       It is contemplated that Lessor and Charterer will enter into an escrow agreement ("Escrow Agreement") on terms mutually and reasonably acceptable to Lessor and Charterer pursuant to which PTT will be directed to pay all revenues due under the Gas Sales Agreement and any oil and condensate sales contracts with respect to the Tantawan Field, to the extent permitted by the Gas Sales Agreement, to an escrow account in a mutually acceptable bank located in Bangkok, Thailand (which direction will not be changed without the prior written consent of Lessor) for conversion to U.S. Dollars (to the extent applicable, after payment of royalties, taxes and field operating expenses denominated in Thai Baht (including payments to Operator under the Operating Agreement and excluding exploration expenses and expenses to drill exploration wells) applicable to the Concession Agreement and operations related thereto) and transfer to, for deposit with, a bank mutually acceptable to Lessor and Charterer ("Escrow Agent") to be distributed each month by the Escrow Agent: first, to remaining royalties and taxes , second to field operating expenses (including payments to Operator under the Operating Agreement and excluding exploration expenses and expenses to drill exploration wells) applicable to the Concession Agreement and operations related thereto; third, to Hire hereunder; ; and fourth, to the Concessionaires in their respective field percentage interests or as they may direct.


25.    REDELIVERY OF FPSO

       The FPSO shall at the expiration or termination  or as provided in
       Article 31.2 (b) of this Agreement (unless lost or a constructive total loss or under requisition or purchased by Charterer) be redelivered to Lessor at the Offshore Site (the "Redelivery"), as is - where is, in accordance with the following conditions. The FPSO shall be redelivered to Lessor properly documented and in class with no recommendations, fair wear and tear not affecting class excepted. Charterer shall have discharged substantially all free crude oil (other than tank bottoms) from the FPSO. Any expenses of degassing or demucking conducted within 12 months of Redelivery shall be borne by Charterer. The FPSO shall upon Redelivery have her class certificates valid. Charterer will render the FPSO available to Lessor at the time of Redelivery for survey, inspection, testing and inventory check at Lessor's expense. Charterer at its expense shall meet its Redelivery obligations and the charter period shall be extended for the period necessary to make any deficiencies good. During any such period the compensation payable under Article 9 before Redelivery shall not be so payable provided Charterer's obligations herein are met promptly and expeditiously.
       Prior to and during the Redelivery of the FPSO, Charterer shall provide such reasonable assistance to Lessor as Lessor requests in order to effect taking Redelivery of the FPSO, including but not limited to temporary office facilities onshore and transportation from Charterer's shore base to the FPSO and vice versa for Lessor's personnel and supplies as is reasonable under the circumstances. On Redelivery, Lessor shall be free (i) to cut and either remove or abandon the anchor chains, the risers, buoyancy tanks and the control umbilicals (but so as to leave no hazard to shipping and to avoid damage to Charterer's wells, wellheads, pipelines, PLEMS or other equipment) and to remove the FPSO from the Offshore Site but without having any obligation to remove subsurface equipment or materials including piling or any other obligation to clear the Offshore Site and (ii) to remove any free crude oil not previously removed by Charterer at Charterer's expense.


26.    REQUISITION

26.1 If the FPSO is seized, expropriated, confiscated, nationalized or requisitioned by any authority (other than the government, or any department, commission or agency thereof, of the Country of Registry, whether a legally constituted governmental authority or otherwise), and such seizure, expropriation, confiscation, nationalization or requisition has continued for a period of at least 30 consecutive days, this Agreement, at the option of Charterer, may continue in force or may be terminated at any time during the period of seizure, expropriation, confiscation, nationalization or requisition, provided that in the event Charterer elects to terminate, notice shall be given to Lessor by Charterer and compensation, as specified in Article 9, shall cease as of the date occurring 30 days prior to the date of notice of termination and the FPSO shall be deemed to have been Redelivered to Lessor by Charterer. If Charterer has previously paid any or all of such compensation in respect of such 30 day period, Lessor shall promptly refund such amount to Charterer.

26.2 In the event the FPSO is seized, expropriated, confiscated, nationalized or requisitioned by the government, or any department, commission or agency thereof, of the Country of Registry, whether a legally constituted governmental authority or otherwise, this Agreement shall be deemed terminated and compensation, as specified in Article 9.1, shall cease as of the date of seizure, expropriation, confiscation, nationalization or requisition, and the FPSO shall be deemed to have been redelivered to Lessor by Charterer.

26.3 In the event any seizure, expropriation, confiscation, nationalization or requisition of the FPSO occurs, Lessor shall use its best efforts to arrange the release of the FPSO therefrom (including, without limitation, changing the Country of Registry of the FPSO) and shall afford Charterer the opportunity to join in any such action.


27.    GENERAL AND PARTICULAR AVERAGE

       General average if any shall be adjusted according to the York-Antwerp Rules 1994 or any subsequent modification thereof current at the time of the casualty.


28.    SALVAGE

       All salvage and towage shall be for Lessor's benefit and the cost of repairing damage occasioned thereby shall be borne by Lessor.


29.    AUDIT

       Lessor shall maintain its records which pertain to Articles 9 and 11 hereof in accordance with generally accepted international accounting principles and will keep copies of all applicable documents, forms and third-party invoices, etc., and will permit Charterer to inspect such records at any time upon request during regular business hours.


30.    DEFAULT

       The following events by either party hereto or any guarantor ("Guarantor") under a Joint Venturer Guarantee or Lessor Parent Company Guarantee (any such Guarantee being defined as a "Guarantee") shall constitute an Event of Default:

       a) failure to observe any material covenant, condition or agreement to be performed or observed by said party hereunder or any Guarantor under the Guarantees; or

       b) any representation or warranty made herewith or pursuant hereto or pursuant to any of the Guarantees shall prove to be incorrect at any time in any material respect; or

       c) said party or Guarantor shall become insolvent or bankrupt or consent to the appointment of a trustee or receiver, or a trustee or receiver shall be appointed for said party or for a substantial part of its property without its consent and shall not be dismissed for a period of thirty (30) days, or bankruptcy, reorganization or insolvency proceedings shall be instituted by or against said party and, if instituted against said party, shall not be dismissed for a period of thirty (30) days, and at any time thereafter so long as the same shall be continuing; or

       d) an Event of Default with respect to that party or its Guarantor shall have occurred under the Operating Agreement (for purpose of this paragraph d) only, an Event of Default by Operator under the Operating Agreement shall be deemed an Event of Default by Lessor hereunder); or

       e) A Force Majeure Event shall have occurred preventing payment by either party and such failure to pay continues unremedied for a period of 60 consecutive days.


31.    REMEDIES

31.1 Upon the occurrence of an Event of Default by Lessor or its affiliate and at any time thereafter so long as the same shall be continuing, Charterer may, at its option, upon ninety (90) days' notice thereof to Lessor, declare this Agreement to be in default; and, at any time thereafter, so long as Lessor shall not have remedied or have commenced and at all times thereafter diligently acted to remedy all outstanding Events of Default, Charterer (a) may terminate this Agreement, compensation as specified in Article 9.1 shall cease as of the date of termination and Charterer shall redeliver the FPSO to Lessor as if the FPSO were being redelivered pursuant to Article 25 hereof, or (b) accelerate its right to exercise the Purchase Option at a price to be determined by reference to Appendix C (offsetting any damages which have been established at the time of such purchase against the purchase price of the FPSO) and terminate compensation under Article 9.1. Lessor shall be liable for any and all damages to Charterer resulting from termination of this Agreement and for all legal fees and any other costs and expenses whatsoever incurred by Charterer by reason of the occurrence of any Event of Default or by reason of the exercise by Charterer of any remedy hereunder, including, without limitation, any costs and expenses incurred by Charterer in connection with Redelivery of the FPSO. Notwithstanding the remedies available to Charterer under this Article 31, the provisions of Article 18.9 shall apply so as to limit the damages of Charterer and any guarantors of Charterer's obligations hereunder, provided that if Lessor shall breach its obligation other than for reasons wholly outside its control to sell the FPSO to Charterer if Charterer exercises its Purchase Option under sub-clause (b) above, Lessor shall be liable to such guarantors for direct damages to the guarantors or any of their affiliates which are parties to the Gas Sales Agreement arising under Articles XV or XVIII of the Gas Sales Agreement. To the extent that such guarantors (and such affiliates) claim direct damages under the Gas Sales Agreement as provided in the preceding sentence, such guarantors and affiliates must use their reasonable efforts to mitigate their damages. Charterer must use reasonable efforts to mitigate its damages.

31.2 Upon the occurrence of an Event of Default by Charterer or its affiliate (provided that such Event of Default did not arise out of or result from actions, or omissions to act, of Operator under the Operating Agreement) and at any time thereafter so long as the same shall be continuing, Lessor may, at its option, upon ninety (90) (or, in the case of an Event of Default based on a failure to pay money when due (including a failure by reason of Force Majeure), thirty (30)) days' notice thereof to Charterer, declare this Agreement to be in default; and, at any time thereafter, so long as Charterer shall not have remedied or (except as to an Event of Default based on a failure to pay money when due) have commenced and at all times thereafter diligently acted to remedy all outstanding Events of Default Lessor may do, and Charterer shall comply with, one or more of the following, as Lessor in its sole discretion shall so elect, to the extent permitted by, and subject to compliance with any mandatory requirements of applicable law then in effect. Lessor must use reasonable efforts to mitigate its damages and shall apply any amounts received from the sale or re-charter (for a period equal to the remainder of the term of this Agreement) of the FPSO (after deducting Lessor's direct out-of-pocket expenses of making the FPSO ready for sale or re-charter) to reduce the amount of any charter hire and other amounts payable by Charterer to Lessor pursuant to the last paragraph of this Article 31.2. To the extent that Charterer fails to maintain in force any insurance coverage described in
       Article 17.3 and is not diligently acting to replace such coverage, Lessor shall be entitled to obtain such insurance for the account of Charterer.

  a)   Lessor may terminate this Agreement.

  b) Upon written demand, Lessor may cause Charterer to, and Charterer hereby agrees that it will, redeliver the FPSO to Lessor within a reasonable period of time not to exceed 45 days and in the same manner and in the same condition as if the FPSO were being redelivered pursuant to Article 25 hereof; or Lessor or its agent, at Lessor's option, may, but shall be under no obligation to, retake the FPSO irrespective of whether Charterer or any other person may be in possession of the FPSO, upon 24 hours prior notice but without prior demand and without legal process, and for that purpose Lessor or its agent may take possession thereof.

  c) Lessor or its agent may sell the FPSO at public or private sale, with notice to Charterer, or otherwise may dispose of, hold, use, operate, charter (whether for a period greater or less than the balance of what would have been the charter period for the FPSO in the absence of the termination of Charterer's rights to the FPSO) to others or keep idle, all on such terms and conditions and at such place or places as Lessor may determine.

       In addition, Charterer shall be liable for and shall pay to Lessor within thirty days after Lessor takes redelivery or possession of the FPSO a lump sum equal to any and all additional Hire payable during the Initial Term and for all legal fees and any other costs and expenses whatsoever incurred by Lessor by reason of the occurrence of any Event of Default or by reason of the exercise by Lessor of any remedy hereunder, including, without limitation, any costs and expenses incurred by Lessor in connection with the Redelivery or retaking of the FPSO.

31.3 Each party's remedies referred to in this Article 31 are intended to be the exclusive remedies of such party under this Agreement; provided, however, that either party may enforce performance of these remedies by all legal or equitable means.

31.4 No express or implied waiver by either party of any Event of Default shall be in any way, or be construed to be, a waiver of any further or subsequent Event of Default.


32.    MISCELLANEOUS

32.1   a)  All terms and conditions of this Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment in contravention of this Article 32 shall be null and void.

       b) Charterer shall be entitled to assign its rights, duties and obligations hereunder to an affiliate without the consent of Lessor provided that Lessor receives simultaneously with such assignment guarantees from the Joint Venturers in respect of such assignee's obligations in the terms set out in Article 5 hereof.

       c) Any party having rights under this Agreement shall be entitled to pledge and/or assign its rights and, to the extent possible, and if requested, its duties and obligations under this Agreement by way of security to any lending institution providing financing for the transactions contemplated hereby or related to the development of the Tantawan Field or a collateral agent on their behalf provided that any such pledge or assignment does not release the assignor or any guarantor of the assignor's obligations hereunder, from any of their respective obligations to the Lessor or the Charterer as the case may be.

       d) Charterer shall not subcharter the FPSO to any party including an affiliate without the prior written consent of Lessor such consent not to be unreasonably withheld.

       Save as specifically provided above, neither party hereto shall be entitled to assign any rights or obligations under this Agreement without the prior consent of the other party, not to be unreasonably withheld.


             [The Remainder of This Page is Intentionally Blank]

32.2 This Agreement may be executed in one or more counterparts, all of which, taken together, shall constitute one original document.

32.3 Except as specifically provided herein to the contrary, each party hereto intends that this Agreement shall not benefit or create any right or cause of action to any person other than parties hereto or their permitted assignees.

32.4 The making, execution and delivery of this Agreement by the parties hereto have been induced by no representation, statements, warranties or agreements other than those herein expressed or set forth in the attached exhibits or schedules. This Agreement and such exhibits or schedules embody the entire understanding of the parties, and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof, unless expressly referred to by reference herein.

32.5 This Agreement may be amended or modified and any condition herein specified may be waived by mutual consent of the parties by a written instrument executed on behalf of the parties.

32.6 The captions contained in this Agreement are for convenience of reference only and do not form a part of this Agreement and shall not affect the interpretation hereof.

32.7 If any portion of this Agreement shall be deemed by an arbitration tribunal or a court of competent jurisdiction to be unenforceable, the remaining portions shall be valid and enforceable only if, after excluding the portion deemed to be unenforceable, the remaining terms hereof shall provide for the consummation of the transactions contemplated herein in substantially the same manner as originally set forth at the date this Agreement was executed.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate as of the 9th day of February, 1996.


TANTAWAN PRODUCTION B.V.                TANTAWAN SERVICES, L L C
                                        By: THAILAND FINANCE
                                        COMPANY, its Managing
                                        Member

By: /s/ G. HAYTHORNTHWAITE              By: /s/ JOHN W. ELSENHANS
Name: G. Haythornthwaite                Name: John W. Elsenhans
Title: Managing Director                Title: Vice President & Treasurer

                                 APPENDIX A

                  FPSO FOR POGO, TANTAWAN FIELD (HI 39040)

                            TECHNICAL DESCRIPTION

INTRODUCTION

POGO Producing Company, an affiliate of THAIPO Ltd., on behalf of its Joint Venture Partners, plans to develop hydrocarbon reserves from its Gulf of Thailand Block B8/32 Tantawan Field. This field is located in 240 feet waterdepth, approximately 265 miles south of Bangkok, Thailand. Initially the Tantawan field will be developed through two fixed drilling/production platforms with integrated flowlines connecting the platforms to a Floating Production Storage and Offloading (FPSO) system. Process facilities will be installed on the platforms to separate the wellhead production into high pressure gas, intermediate pressure gas and low pressure liquid streams. Three flowlines will transport production from each individual platform to a subsea tie-in skid from where the total production is transported to an import Pipe Line End Manifold (Plem) providing the connection with the FPSO via flexible risers and a Single Point Turret mounted on the vessel's bow.

Following on-board processing, crude oil will be regularly offloaded from the FPSO by means of tandem moored offloading tankers while the produced gas will be compressed and transported through flexible risers to an export PLEM connected to an export gas sales pipeline which connects to a trunkline to shore.

TANKER CONVERSION

The selected tanker the "Tantawan Explorer" as detailed in Appendix A will be converted to an FPSO by adding equipment and modifying existing configuration generally as follows:

1.0      Design Life

         The design life for the vessel conversion, refurbishment, process equipment and turret mooring system is ten (10) years.

2.0      Oil and Gas Production Facilities

         An oil and gas production facility shall be installed, comprising of gas/oil separation, oil dehydration, gas compression, gas dehydration, sales gas metering, produced water treatment modules, fuel gas and other utilities.

         Design Throughput:

         Capacities:
         Oil/condensate                 50,000 bpd
         Gas                            150 MMscfd
         Produced Water                 25,000 bpd
         Produced Liquids               50 bpd (Oil, condensate & Water)

         Product Specifications:
         Oil RVP                        Less than 11 psi
         Oil Maximum BS&W               1.0% by volume
         Max Water content Export Gas   7.0 lb/mmscf
         Oil in Overboard Water         Less than 20 ppm

         Below follows a brief description of the main process systems.

         Gas/Oil Separation

         Bulk production arrives from the wellhead platforms in three 12" nominal diameter flow lines, respectively dedicated to HP gas service, IP gas service and LP liquid service. The process system consists of an HP separator, an IP separator, an LP separator, heat exchangers, and a treater / coalescer / degasser. Design oil treating capacity is 50000 bpd; gas processing capacity is 150 mmscfd. High pressure gas is routed to the HP separator, intermediate pressure gas is routed to the IP separator and the low pressure unstabilized oil and condensate is routed to the LP separator.

         The HP and IP separator are two phase, the LP separator is three phase. Liquids from the HP separator are cascaded down through the IP separator to the LP separator then to the treater / degasser where it is dehydrated to sales quality. All flash gas produced by the decreasing liquid pressure systems is compressed and sent to the gas sales system.

         Gas Compression and Export Metering

         Compression is provided to bring the gas to export pressure. Two 75 mmscfd gas dehydration trains are provided to dry the gas prior to exporting.

         At the 150 mmscfd design rate, gas from the HP separator and the IP compressors will be compressed by means of three of the four 50 mmscfd reciprocating gas engine driven compressors. Gas from the IP separator and the LP compressors will be compressed by two of the three 25 mmscfd reciprocating gas engine driven compressors.

         Finally the flash gas from the LP separator and treater / degasser will be compressed in a three stage reciprocating gas engine driven LP compressor. This brings the total number of compressors to eight (4 x HP, 3 x LP and 1 x LP).

         Gas will be dehydrated prior to sales gas compression by means of two 75 mmscfd glycol dehydration trains.

         The gas will finally be fiscally metered by a sales gas metering system prior to export via the pipeline.

         Facilities have been designated to provide for 100% backup of the guaranteed minimum daily gas sales volume of 75 mmscfd.

         Produced Water Treatment

         Produced water from the LP separator will be routed to a hydrocyclone oil / water separation package. The reject oil stream from the hydrocyclone will be returned to the LP separator. The water will flow to a degassing drum prior to discharge overboard. Recovered skimmed oil from the degassing drum will be pumped back to the LP separator.

         Overboard water will be automatically monitored to ensure its oil content is less than 20 ppm. If it exceeds 20 ppm it will be automatically diverted to a large dedicated 'off-spec' water tank in the FPSO. This tank allows further water treating to ensure that all overboard water contains less than 20 ppm oil in water.

Modules

The following skids and modules will be installed as process equipment on the tanker:

         HP/IP SEPARATOR & GAS METERING MODULE

         -       HP separator
         -       IP separator
         -       Gas Metering Skid

         GLYCOL DEHYDRATION MODULE

         -       Glycol reboilers
         -       Still columns
         -       Glycol-glycol heat exchangers
         -       Electric motor driven glycol circulation pumps
         -       Gas-glycol-hydrocarbon separators
         -       Glycol filters-element type
         -       Glycol filters-activated charcoal type
         -       Glycol contactors
         -       Gas inlet/filter separators
         -       Gas/glycol heat exchangers

         LP SEPARATOR/TREATER/DEGASSER MODULE

         -       LP separator
         -       Crude oil electrostatic heater treater / degasser vessel
         -       Oil cross exchanger
         -       Crude oil cooler

         LP COMPRESSOR SKID

         - LP compressor with engine associated auxiliaries, coolers and scrubbers

         WATER TREATMENT SKID

         -       Produced water hydrocyclones
         -       Produced water flash vessel
         -       Produced water circulation pumps

         FUEL GAS SKID

         -       Fuel gas heaters
         -       Fuel gas KO drum
         -       Fuel gas filters

         INSTRUMENT AIR SKID

         -       Instrument air compressor
         -       Instrument air cooler
         -       Instrument air after cooler
         -       Instrument air separator
         -       Instrument air pre-filters
         -       Instrument air after-filters
         -       Instrument air dryer
         -       Instrument air receiver

         CHEMICAL INJECTION SKID

         -       Chemical injection tanks
         -       Chemical injection pumps

         SALES GAS/IP COMPRESSOR SKID

         - Three IP compressor skids, complete with interstage coolers and scrubbers
         - Four sales HP gas compressor skids, complete with interstage coolers and scrubbers

         FLARE SCRUBBER SKID

         -       HP flare scrubber
         -       LP flare scrubber
         -       Scrubber transfer pumps

         DRAIN SUMP SKIDS

         -       Closed drain sump skid

         LP PIG RECEIVER SKID

         -       LP pig receiver
         -       FPSO inlet manifold

         FLARE TIP PACKAGE

         -       HP Flare tip assembly
         -       LP Flare tip assembly

         MCC MODULE

         -       440V MCC
         - Transformers and panel boards for small power and lighting supply
         -       UPS
         -       SCADA terminal
         -       Emergency lighting panel powered from emergency generator panel

         The modules/equipment skids will be installed on raised steel structures above the main deck.

3.0      Turret Mooring System

         A Bow Mounted Turret Mooring System shall be installed for mooring the FPSO and connecting the import and export flexible risers to the PLEMs. This system shall also incorporate the HP and IP pipeline pig receivers.

         The mooring system consists of a fixed external turret provided with 6 catenary chain anchor legs which will be attached to anchor piles. Each Mooring Chain will be comprised of a combination of 5 1/2" and 5 1/4" ORQ + 10% anchor chain.

         Product Swivel

         The product swivel has a total number of five 12" nominal bore paths. The LP import swivel is piggable. The HP and IP riser are piggable to below the swivels and gas export swivels and risers are not piggable. Details of the product swivel are as follows:

         Number of Paths         5 off   2 x Export - 12" NB Sch 140 - 10.75" ID
                                         3 x Import - 12" NB Sch 120 / 60 Varies
         Design Pressure
          Swivel                 2220 psig
          Import Lines           3 x 1420 psig
          Export Lines           2 x 2220 psig

         Design Temperature      145 Deg F

         Pigging
          LP Liquid Phase
          Import - In Line       Piggable through swivel
          HP & IP Gas
          Import                 Piggable to pig receivers below swivel
          Export                 No Pigging Facilities Designed

4.0      Vessel modifications

         The two main boilers shall be modified for duel firing capability using both liquid fuel and/or natural gas. These modifications shall include the installation of new burners, burner management system, combustion controls and fuel gas piping.

         A helideck deigned for a Super Puma helicopter and helicopter fuelling system shall be installed on the stern of the vessel.

         The vessel shall be outfitted with the following additional equipment:-

         1)      In the engine room:-

                 o        Freshwater distilling plant
                 o        Process cooling pumps
                 o        Diesel Transfer pumps
                 o        Fresh water transfer pumps
                 o        Turbo Alternator
                 o        Marine Growth Prevention System

         2)      On the deck:-

                 o        Deck crane
                 o        Cargo Stripping Pump
                 o Cargo Tank Gauging, temperature monitoring and high level alarm.
                 o        Two new lifeboats and davits
                 o        Helideck
                 o        Oil and Production Facilities
                 o        Tandem Mooring and Offloading Equipment.
                 o        Diesel Generator.

         The installation of this equipment shall require hull structural modifications and modifications for the associated utilities (e.g. power, air, cooling water, etc.).

         Fire Protection/Safety Systems

         The existing fire protection and safety systems on the vessel shall be modified to incorporate the additional modifications for the FPSO conversion including a helideck foam system, Fire and Gas system, two diesel driven fire water pumps and fire water piping, emergency shutdown systems and alarms, and a jockey pump.

         Electrical systems

         The electrical system shall be upgraded/modified to satisfy the additional loads, and shall include installation of new switchgear, new navigation lights, new deck floodlighting, new public address/alarm system, external communication systems, installation of power cabling from the engine room to the production facility and modifications to the power distribution system.

         Accommodation Upgrade

         The accommodation shall be upgraded to provide a total of 70 berths, all associated services to meet this requirement will be modified as required (e.g. air conditioning, domestic fresh water, laundry and mess room facilities).

         Corrosion Protection

         A corrosion protection system designed for a 10 year service shall be installed, incorporating hull anodes, tank anodes and impressed current cathodic protection.

5.0      Environmental Conditions

         The environmental conditions applied for the design of the FPSO are provided in "The Design Basis For The Tantawan Field Development" prepared for POGO Producing Company, by INTEC Engineering, Document No E-013.1-DEB-03-001 Rev B 10-95.

APPENDIX A

Main Particulars of the converted Vessel

GENERAL DATA
Size                              136,960 DWT
Year Built                        1976
Builder                           HDW, Kiel, Germany
Class                             Germanischer Lloyd
                                  100 A5 Oil Tanker
Mach Class                        MC Aut Inert

CONVERSION INFORMATION
Year                              1996
Class                             American Bureau Of Shipping
                                  A1 - FPSO Floating Production and Offloading
                                  System

PRINCIPLE DIMENSIONS
LOA                               284.06 M
LBD                               272.68 M
Breadth                             43.4 M
Depth                               20.6 M
Draft                               15.7 M - Summer

TONNAGE
Tonnage                           66,914 Gross
                                  50,432 Net

MACHINERY
Boilers 2 x 36 TPH, 60 Bar - Boilers converted for diesel fuel/heavy fuel oil/gas combustion operations

AC Generators
 Main                             1 x 1860 Kw - Steam Turbine
 Standby                          2 x 900 Kw - Diesel
 Emergency                        1 x 165 Kw - Diesel
 Voltage                          440V - 60 Hz
Cargo Pumps                       4 x 3000 MT/Hr at 150 M
                                  with Vac Strip
Ballast Pump                      1 x 2200 MT/Hr at 40 M
Propulsion                        HDW 24,000 SHP steam turbine (Decommissioned
                                  on location)

HULL / SHIP'S EQUIPMENT
Accommodation                     70 men
Mess facilities                   For two shifts
Stores
 Dry/refrigerated                 30 days (100 cu-m approx)
Refuse Disposal                   Garbage Compactor and Incinerator
Life Boats                        2 x 70 man
Rescue Boat                       1 x 30 man

HELIDECK
Design                            Super Puma
Location                          Stern

TANK CAPACITY
Cargo Capacity                    980258 bbls with heating coils
Produced Water Cap                32889 bbls
Ballast Capacity                  18,176 cu-m
Diesel Oil                        1500 cu-m
Heavy Fuel Oil                    1520 cu-m

STERN OFFLOADING
Offloading Rate                   24,000 BOPH - Max
Storage Temp                      135 Deg F - Max
                                  100 Deg F - Min

PROCESS FACILITIES

As described in Section 2

APPENDIX E

FPSO General Plan HI39040 DF9708 C2

                                APPENDIX B-1
                     (Joint Venturer - Bareboat Charter)


                           GUARANTY AND INDEMNITY

         This GUARANTY (the "Guaranty") is made as of the 9th day of February, 1996 by _____________________, a ______________ organized under the laws of
___________, (the "Guarantor") to Tantawan Production B.V. ("Lessor").

         PRELIMINARY STATEMENT. Tantawan Services, L L C, a Delaware limited liability company ("Charterer") and Lessor are parties to that certain Bareboat Charter, dated as of February 9, 1996 ("Bareboat Charter"). The Guarantor is an affiliate of Charterer and the Guarantor expects to derive substantial benefit from the Bareboat Charter. It is a condition precedent to the effectiveness of the Bareboat Charter that the Guarantor shall have executed and delivered this Guaranty to Lessor. Terms not defined herein shall have the meanings given to them in the Bareboat Charter.

         NOW, THEREFORE, in consideration of the premises and in order to induce Lessor to execute and deliver the Bareboat Charter, the Guarantor hereby agrees as follows:

         SECTION 1. Guaranty. The Guarantor hereby unconditionally and irrevocably (a) guarantees the punctual performance when due and the punctual payment when due, whether at stated time of performance or maturity, by acceleration, by prepayment or otherwise, of any and all liabilities and/or obligations of Charterer to Lessor pursuant to the terms of the Bareboat Charter and subject to all defenses, set offs and counterclaims of Charterer thereunder now or hereafter existing of whatever kind or nature, whether in respect of representations, warranties, agreements or covenants or for principal, interest, expenses, taxes, costs, losses, compensation, hire, the purchase price in exercise of the purchase option, reimbursements or any other amount payable to Lessor and (b) agrees to pay any and all costs and expenses (including, without limitation, reasonable counsel fees and expenses) incurred by Lessor in enforcing any rights under this Guaranty (all of the above being hereinafter called the "Guaranteed Obligations"). Within five (5) business days of demand, the Guarantor hereby agrees to perform and/or pay the Guaranteed Obligations then due in the currency provided in the Bareboat Charter. Notwithstanding any provision herein to the contrary, the maximum aggregate liability of the Guarantor under this Guaranty shall be limited to _______% (or such other percentage provided in Section 17) of each of the Guaranteed Obligations, and the Guarantor shall not be obligated (but in its sole discretion may elect) to perform or pay any remaining percentage of such Guaranteed Obligation which another guarantor of the Guaranteed Obligation has failed to perform or pay.

         SECTION 2. Guaranty Absolute. The Guarantor guarantees that the Guaranteed Obligations will be performed and paid strictly in accordance with the terms of any agreement or instrument executed in connection therewith, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Lessor with respect thereto. The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of and shall not be discharged or in any way affected, reduced or extinguished by any circumstance or event (whether or not known to the Guarantor) including without limitation:

         (a) any lack of validity or enforceability of or defect or deficiency in any agreement or instrument executed in connection with the Guaranteed Obligations;

         (b) any change in the time, manner, terms or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or extension or termination of or any consent to departure from any agreement or instrument executed in connection therewith;

         (c) any sale, exchange, release or non-perfection of any property standing as security for the liabilities hereby guaranteed or any liabilities incurred directly or indirectly hereunder or any setoff against any of said liabilities, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

         (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, or otherwise limit recourse to Charterer or any other individual, partnership, joint venture, corporation, association, trust or other enterprise ("Person") that is a party to any agreement or instrument (including any guarantor) in respect of the Guaranteed Obligations;

         (e) the winding up, liquidation, bankruptcy or similar proceeding by or against the Charterer; or

         (f)  any change in the name or the ownership of Charterer.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any performance or payment of any of the Guaranteed Obligations is canceled, suspended, rescinded or must otherwise be returned by Lessor upon the receivership, insolvency, bankruptcy, liquidation, dissolution or reorganization of Charterer, or any other guarantor or otherwise, all as though such payment had not been made. The obligations of the Guarantor under this Guaranty shall not be affected by any performance or payment by Charterer (other than the full and final performance and payment of all of the Guaranteed Obligations), allocation by Lessor of any repayment, any compromise or discharge of the Guaranteed Obligations, any application, release or substitution of collateral or other security therefor, release of any guarantor, surety or other person obligated in connection with any agreement or instrument, or any advances to Charterer, or for any other reason.

         SECTION 3. Continuing Guaranty. This is a continuing Guaranty, and all extensions of credit and financial accommodations heretofore, concurrently herewith or hereafter made by Lessor to Charterer and all obligations and indebtedness of Charterer now owned or hereafter acquired by Lessor shall be conclusively presumed to have been made or acquired in acceptance hereof.

          SECTION 4. Covenants. Until the Guaranteed Obligations have been irrevocably paid and discharged in full and except as expressly permitted by this Guaranty, the Guarantor hereby covenants:

          (a) not to seek payment of, or take security for, or exercise any right of setoff or accelerate or assign or transfer any intercompany loan or advance owed to it by Charterer or exercise any rights of contribution against any guarantor of the Guaranteed Obligations;

          (b) not to take any action on its part to cancel or terminate in whole the Concession Agreement (other than by reason of a voluntary surrender of acreage pursuant thereto) or the Gas Sales Agreement;

          (c) not to contest or vary the order of priority of payments referred to in Article 24 of the Bareboat Charter;

          (d) to maintain in full force and effect all applicable authorizations and consents necessary for performance of its obligations under this Guaranty;

           (e) to provide to the Lessor a copy of the summary annual reserve report provided by Ryder Scott Engineers with respect to the Tantawan Field, subject to Lessor's execution of a Confidentiality Agreement reasonably satisfactory to Guarantor.

         SECTION 5. Waiver. This is an absolute Guaranty of performance and of payment and not of collection, and the Guarantor hereby waives (a) promptness, diligence, notice of acceptance, presentment, demand, protest, notice of protest and dishonor, notice of intent to accelerate, notice of acceleration and any other notice with respect to any of the Guaranteed Obligations and this Guaranty; (b) any requirement that Lessor protect, secure, perfect or insure any security interest or lien on any property subject thereto or exhaust any right or take any action against Charterer or any other Person or any collateral or that Charterer or any other Person be joined in any action hereunder. Should Lessor seek to enforce the obligations of the Guarantor hereunder by action in any court, the Guarantor waives any necessity, substantive or procedural, that a judgment previously be rendered against Charterer or any other Person, or that any action be brought against Charterer or any other Person, or that Charterer or any other Person should be joined in such cause. Such waiver shall be without prejudice to Lessor at its option to proceed against Charterer or any other Person, whether by separate action or by joinder.

         SECTION 6. Several Obligations. The obligations of the Guarantor hereunder are several from Charterer or any other Person, and are primary obligations concerning which the Guarantor is the principal obligor. The Guarantor agrees that this Guaranty shall not be discharged except by complete performance of the obligations of Charterer in respect of the

Guaranteed Obligations and under any agreement or instrument executed in connection therewith and the obligations of the Guarantor hereunder. The obligations of the Guarantor hereunder shall not be affected in any way by any receivership, insolvency, bankruptcy or other proceedings affecting Charterer, Lessor or any other guarantor of the Guaranteed Obligations or any of Charterer's assets, or the release or discharge of Charterer from the performance of any obligation contained in any agreement or other instrument issued in connection with, evidencing or securing any obligation guaranteed by this instrument, whether occurring by reason of law or any other cause, whether similar or dissimilar to the foregoing.

         SECTION 7. Subrogation. The Guarantor will not exercise any rights which it may acquire by way of subrogation, reimbursement or indemnity under this Guaranty, by any performance or payment made hereunder or otherwise, until all the Guaranteed Obligations shall have been performed and paid in full. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all the Guaranteed Obligations shall not have been performed and paid in full, such amount shall be held in trust for the benefit of Lessor and shall forthwith be paid to Lessor to be applied to the Guaranteed Obligations in such order as Lessor shall select. If (a) the Guarantor shall perform and shall make payment to Lessor of all or any part of the Guaranteed Obligations and (b) all the Guaranteed Obligations shall be performed and paid in full, Lessor will, at the Guarantor's request, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of any interest in the Guaranteed Obligations resulting from such performance and payment by the Guarantor.

         SECTION 8. Representations and Warranties. The Guarantor hereby represents and warrants as follows:

         (a) The Guarantor has received, or will receive, direct or indirect benefit from the making of this Guaranty.

         (b) Save as has been obtained or will be obtained as and when required, no authorization or approval or other action by, and no notice to or filing with, any court, agency, authority, department or instrumentality of any nature of any governmental or quasi-governmental unit ("Governmental Authority") is required for the due execution, delivery and performance by the Guarantor of this Guaranty and the other documents and instruments executed in connection therewith, all of which have been duly obtained or made and are in full force and effect.

         (c) This Guaranty is, and all other documents and instruments executed in connection therewith, when delivered will be, legal, valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their respective terms, except as such enforceability may be
(i) limited by the effect of any applicable bankruptcy, insolvency or similar laws affecting creditor's rights generally and (ii) subject to the effect of general principles of equity.

         (d) The Guarantor's execution, delivery and performance of this Guaranty do not require the consent or approval of any other Person save as has been obtained.

         (e) Neither the execution and delivery of this Guaranty nor the performance of the transactions contemplated hereby will result in any violation of, or conflict with nor constitute a default under, or result in the creation of any encumbrance, lien or security interest over any asset of the Guarantor pursuant to (i) any provision of its constituent governing documents,
(ii) any agreement or instrument to which the Guarantor is a party, or (iii) any applicable law or regulation to which the Guarantor is subject.

         (f) As of the date hereof, the Guarantor is a holder of ________% of the Tantawan production area as designated in that certain letter dated August 23, 1995 from the Department of Mineral Resources to Thaipo, Inc. [sic] ("Tantawan Field") included in the concession guaranteed by the Petroleum Concession Agreement No. 1/2534/36, dated August 1, 1991, covering block B8/32 offshore Thailand, awarded by the Ministry of Industry to Maersk Oil (Thailand) Ltd., Thaipo Limited and Thai Romo Limited, and Supplementary Petroleum Concession No. 1 to Petroleum Concession No. 1/2534/36, dated March 6, 1992, whereby The Sophonpanich Co., Ltd. entered into Petroleum Concession No. 1/2534/36.

         SECTION 9. Amendments, Etc. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by Lessor and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 10. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile or cable communication) and mailed, telegraphed, telexed, transmitted, cabled or delivered, if to the Lessor, at its address at 557's Gravelandseweg, 3119 XT Schiedam, The Netherlands Attention: R. Smulders, Telecopy No. 31-10.473 1434; if to Guarantor at its address at _____________________________________,, Telecopy No. ___________________, or,
as to each party, at such other address as shall be designated by such party in a written notice to the other party. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

         (a) Notices given by personal delivery shall be deemed effectively given on the date of personal delivery;

         (b) Notices given in letter form shall be deemed effectively given on the seventh day after the date mailed (as indicated by the postmark) by registered airmail, postage prepaid, or the third day after delivery to an internationally recognized courier service;

         (c) Notices given by telex shall be deemed effectively given on the first business day following the date of transmission, as indicated on the document in question; and

         (d) Notices given by facsimile shall be deemed effectively given on the first business day following the date of transmission, as indicated on the document in question.

         SECTION 11. No Waiver; Remedies. No failure on the part of Lessor to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 12. Right of Setoff. Upon the occurrence and during the continuance of any default by Charterer in the performance of any of its obligations to Lessor or by the Guarantor hereunder, Lessor is hereby authorized at any time and from time to time, without notice to the Guarantor (any such notice being expressly waived by the Guarantor) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lessor to or for the credit or the account of the Guarantor against any and all of the obligations of the Guarantor now or hereafter existing under this Guaranty, irrespective of whether or not Lessor shall have made any demand under this Guaranty and although such obligations may be contingent and unmatured. Lessor agrees promptly to notify the Guarantor after any such setoff and application made by Lessor provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of Lessor under this Section 12 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Lessor may have.

         SECTION 13. Costs, Expenses and Taxes. The Guarantor agrees to pay, and cause to be paid, on demand all costs and expenses actually incurred by Lessor in connection with the filing, recording and administration of this Guaranty and any of the documents or instruments evidencing the Guaranteed Obligations and any other agreements or documents delivered in connection with any of the Guaranteed Obligations, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Lessor with respect thereto and with respect to advising Lessor as to its rights and responsibilities under this Guaranty, and all costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement of this Guaranty. The Guarantor agrees to pay interest on any expenses or other sums due to Lessor hereunder that are not paid when due at a rate per annum equal to the lesser of (a) the highest lawful rate permitted by applicable law or (b) one-month LIBOR plus two percent (2%). In addition, the Guarantor shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Guaranty and agrees to save Lessor harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes. The agreements of the Guarantor contained in this Section 13 shall survive the payment of all other amounts owing hereunder or under any of the other obligations.

         SECTION 14. INDEMNITY. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE GUARANTOR AGREES TO INDEMNIFY, PROTECT AND SAVE

HARMLESS LESSOR FROM AND AGAINST ANY AND ALL CLAIMS, LOSSES AND LIABILITIES GROWING OUT OF OR RESULTING FROM THIS GUARANTY (INCLUDING, WITHOUT LIMITATION, ENFORCEMENT OF THIS GUARANTY), EXCEPT CLAIMS, LOSSES OR LIABILITIES RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LESSOR, PROVIDED THAT IT IS THE INTENTION OF THE GUARANTOR TO INDEMNIFY LESSOR AGAINST THE CONSEQUENCES OF ITS OWN NEGLIGENCE.

         SECTION 15. Separability. Should any clause, sentence, paragraph, subsection or Section of this Guaranty be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Guaranty, and the parties hereto agree that the part or parts of this Guaranty so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom and the remainder will have the same force and effectiveness as if such part or parts had never been included herein.

         SECTION 16. Captions. The captions in this Guaranty have been inserted for convenience only and shall be given no substantive meaning or significance whatever in construing the terms and provisions of this Guaranty.

         SECTION 17. General Provisions. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until performance and payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty, notwithstanding the lawful termination or cancellation of the Bareboat Charter; (b) be binding upon the Guarantor, its successors and permitted assigns, except that the Guarantor may not assign any of its rights or obligations under this Guaranty without the prior written consent of Lessor not to be unreasonably withheld; and (c) inure to the benefit of and be enforceable by Lessor and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), Lessor may assign or otherwise transfer the benefit of this Guaranty to any other Person and such other Person shall thereupon become vested with all the rights and benefits in respect thereof granted to Lessor herein or otherwise.

Notwithstanding the foregoing clause (b), Guarantor may assign all or any part of its interest in the Tantawan Field to any Other Guarantor (as hereinafter
defined) without the prior  consent of Lessor.   In such event, the Guarantor
shall assign its rights and obligations hereunder to such Other Guarantor to whom the Guarantor assigns its interest. Upon such an assignment and the assumption by such Other Guarantor of a percentage of Guarantor's obligations hereunder equal to the percentage of the Guarantor's interest in the Tantawan Field assigned to such Other Guarantor, the Guarantor shall be automatically released from the same percentage of its obligations hereunder as shall be assumed by such Other Guarantor.

In the event that the Guarantor acquires all, or a percentage of, the interest of any Other Guarantor in the Tantawan Field, the Guarantor will assume (in addition to its percentage already guaranteed hereunder) such percentage of the Other Guarantor's obligations under its guarantee of the Charterer's obligations under the Bareboat Charter as is equal to the percentage of such Other Guarantor's interest in the Tantawan Field acquired by the Guarantor.

 As used in this Section 17 "Other Guarantor" means either of the other parties at the date hereof to the Joint Operating Agreement relating to the Tantawan Field.

         SECTION 18. Limitation by Law. All rights, remedies and powers provided in this Guaranty may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Guaranty are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Guaranty invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

         SECTION 19. Arbitration. Any dispute arising under this Guaranty shall be settled by arbitration in New York City under the rules of the American Arbitration Association, except as provided herein. The party requesting arbitration shall be entitled to have arbitration of the dispute consolidated with any other pending dispute under this Guaranty or with any dispute arising under the Bareboat Charter. The party requesting arbitration shall serve upon the other party a written demand for arbitration with the name and address of the arbitrator appointed by it, and such other party shall, within ten (10) days thereafter, appoint an arbitrator, and the two arbitrators so named, if they can agree, shall appoint a third, and the decision or award of any two shall be final and binding upon the parties. In no event shall any dispute or consolidated group of disputes be determined by more than three arbitrators. Should the party upon whom the demand for arbitration is served fail or refuse to appoint an arbitrator within ten (10) days, the single arbitrator shall have the right to decide alone, and his decision or award shall be final and binding upon the parties. The arbitrator(s) shall have the discretion to impose the cost of the arbitration proceedings, including reasonable attorney's fees, upon the losing party, or divide it between the parties on any terms which may appear just. Any decision or award rendered hereunder may be made and entered as a rule or judgment of any Court, in any country having jurisdiction. Judgment upon the arbitration award rendered may be entered in any Court having either personal or in rem jurisdiction, or application may be made to such Court for a judicial acceptance of the award and an Order of Enforcement, as the case may be.

         SECTION 20. GOVERNING LAW. THIS GUARANTY AND INDEMNITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         SECTION  21.  TAXES.   All payments by the Guarantor under this
Guaranty shall be made in full and without deduction for or on account of any Dutch, Thai or United States taxes, except to the extent that the Guarantor is required by law to make payment subject to any Dutch, Thai or United States taxes. If any such tax or amounts in respect of such tax exceed the amount contemplated to be paid or suffered by Lessor pursuant to the Bareboat Charter, and must be deducted from any amounts payable or paid by the Guarantor under this Guaranty, the Guarantor shall pay such additional amounts as may be necessary to ensure that the Lessor receives a net amount equal to the full amount which it would have received under the Bareboat Charter with respect to the Guarantor's percentage of the Guaranteed Obligations had payment not been made subject to such additional tax.

            [ The Remainder of This Page Is Intentionally Blank ]

         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed by an officer of Guarantor thereunto duly authorized, as of the date first above written.




              By:

              Name:

              Title:

                                  APPENDIX B-2
                      (IHC Caland N.V. - Bareboat Charter)

             GUARANTY AND INDEMNITY

         This GUARANTY (the "Guaranty") is made as of the 9th day of February, 1996 by IHC Caland N.V., a Dutch corporation (the "Guarantor") to Tantawan Services , L L C, a Delaware limited liability company ("Charterer").

         PRELIMINARY STATEMENT. Tantawan Production B.V., a Dutch corporation ("Lessor") and Charterer are parties to that certain Bareboat Charter, dated as of January February 9, 1996 ("Bareboat Charter"). The Guarantor is the ultimate corporate parent of Lessor and the Guarantor expects to derive substantial benefit from the Bareboat Charter. It is a condition precedent to the effectiveness of the Bareboat Charter that the Guarantor shall have executed and delivered this Guaranty to Charterer. Terms not defined herein shall have the meanings given to them in the Bareboat Charter.

         NOW, THEREFORE, in consideration of the premises and in order to induce Charterer to execute and deliver the Bareboat Charter, the Guarantor hereby agrees as follows:

         SECTION 1. Guaranty. The Guarantor hereby unconditionally and irrevocably (a) guarantees the punctual performance when due and the punctual payment when due, whether at stated time of performance or maturity, by acceleration, by prepayment or otherwise, of any and all liabilities and/or obligations of Lessor to Charterer pursuant to the terms of the Bareboat Charter and subject to all defenses, set offs and counterclaims of Lessor thereunder now or hereafter existing of whatever kind or nature, whether in respect of representations, warranties, agreements or covenants or for principal, interest, expenses, taxes, costs, losses, compensation, reimbursements or any other amount payable to Charterer, and (b) agrees to pay any and all costs and expenses (including, without limitation, reasonable counsel fees and expenses) incurred by Charterer in enforcing any rights under this Guaranty (all of the above being hereinafter called the "Guaranteed Obligations"). Within five (5) business days of demand, the Guarantor hereby agrees to perform and/or pay the Guaranteed Obligations then due in the currency provided in the Bareboat Charter.

         SECTION 2. Guaranty Absolute. The Guarantor guarantees that the Guaranteed Obligations will be performed and paid strictly in accordance with the terms of any agreement or instrument executed in connection therewith, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Charterer with respect thereto. The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of and shall not be discharged or in any way affected, reduced or extinguished by any circumstance or event (whether or not known to the Guarantor) including without limitation:

          (a) any lack of validity or enforceability of or defect or deficiency in any agreement or instrument executed in connection with the Guaranteed Obligations;

          (b) any change in the time, manner, terms or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or extension or termination of or any consent to departure from any agreement or instrument executed in connection therewith;

          (c) any sale, exchange, release or non-perfection of any property standing as security for the liabilities hereby guaranteed or any liabilities incurred directly or indirectly hereunder or any setoff against any of said liabilities, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

          (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, or otherwise limit recourse to Lessor or any other individual, partnership, joint venture, corporation, association, trust or other enterprise ("Person") that is a party to any agreement or instrument (including any guarantor) in respect of the Guaranteed Obligations;

          (e) the winding up, liquidation, bankruptcy or similar proceeding by or against the Lessor; or

          (f)  any change in the name or the ownership of  Lessor.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any performance or payment of any of the Guaranteed Obligations is canceled, suspended, rescinded or must otherwise be returned by Charterer upon the receivership, insolvency, bankruptcy, liquidation, dissolution or reorganization of Lessor, or any other guarantor or otherwise, all as though such payment had not been made. The obligations of the Guarantor under this Guaranty shall not be affected by any performance or payment by Lessor (other than the full and final performance and payment of all of the Guaranteed Obligations), allocation by Charterer of any repayment, any compromise or discharge of the Guaranteed Obligations, any application, release or substitution of collateral or other security therefor, release of any guarantor, surety or other person obligated in connection with any agreement or instrument, or any advances to Lessor, or for any other reason.

          SECTION 3. Continuing Guaranty. This is a continuing Guaranty, and all extensions of credit and financial accommodations heretofore, concurrently herewith or hereafter made by Charterer to Lessor and all obligations and indebtedness of Lessor now owned or hereafter acquired by Charterer shall be conclusively presumed to have been made or acquired in acceptance hereof.

          SECTION 4. Waiver. This is an absolute Guaranty of performance and of payment and not of collection, and the Guarantor hereby waives (a) promptness, diligence, notice of acceptance, presentment, demand, protest, notice of protest and dishonor, notice of intent to accelerate, notice of acceleration and any other notice with respect to any of the Guaranteed Obligations and this Guaranty; (b) any requirement that Charterer protect, secure, perfect or insure any security interest or lien on any property subject thereto or exhaust any right or take any action against Lessor or any other Person or any collateral or that Lessor or any other Person be joined in any action hereunder. Should Charterer seek to enforce the obligations of the Guarantor hereunder by action in any court, the Guarantor waives any necessity, substantive or procedural, that a judgment previously be rendered against Lessor or any other Person, or that any action be brought against Lessor or any other Person, or that Lessor or any other Person should be joined in such cause. Such waiver shall be without prejudice to Charterer at its option to proceed against Lessor or any other Person, whether by separate action or by joinder.

          SECTION 5. Several Obligations. The obligations of the Guarantor hereunder are several from Lessor or any other Person, and are primary obligations concerning which the Guarantor is the principal obligor. The Guarantor agrees that this Guaranty shall not be discharged except by complete performance of the obligations of Lessor in respect of the Guaranteed Obligations and under any agreement or instrument executed in connection therewith and the obligations of the Guarantor hereunder. The obligations of the Guarantor hereunder shall not be affected in any way by any receivership, insolvency, bankruptcy or other proceedings affecting Lessor, Charterer or any of Lessor's assets, or the release or discharge of Lessor from the performance of any obligation contained in any agreement or other instrument issued in connection with, evidencing or securing any obligation guaranteed by this instrument, whether occurring by reason of law or any other cause, whether similar or dissimilar to the foregoing.

          SECTION 6. Subrogation. The Guarantor will not exercise any rights which it may acquire by way of subrogation, reimbursement or indemnity under this Guaranty, by any performance or payment made hereunder or otherwise, until all the Guaranteed Obligations shall have been performed and paid in full. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all the Guaranteed Obligations shall not have been performed and paid in full, such amount shall be held in trust for the benefit of Charterer and shall forthwith be paid to Charterer to be applied to the Guaranteed Obligations in such order as Charterer shall select. If (a) the Guarantor shall perform and shall make payment to Charterer of all or any part of the Guaranteed Obligations and (b) all the Guaranteed Obligations shall be performed and paid in full, Charterer will, at the Guarantor's request, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of any interest in the Guaranteed Obligations resulting from such performance and payment by the Guarantor.

          SECTION 7. Representations and Warranties. The Guarantor hereby represents and warrants as follows:

          (a) The Guarantor has received, or will receive, direct or indirect benefit from the making of this Guaranty.

          (b) Save as has been obtained or will be obtained as and when required, no authorization or approval or other action by, and no notice to or filing with, any court, agency, authority, department or instrumentality of any nature of any governmental or quasi-governmental unit ("Governmental Authority") is required for the due execution, delivery and performance by the Guarantor of this Guaranty and the other documents and instruments executed in connection therewith, all of which have been duly obtained or made and are in full force and effect.

          (c) This Guaranty is, and all other documents and instruments executed in connection therewith, when delivered will be, legal, valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their respective terms, except as such enforceability may be
(i) limited by the effect of any applicable bankruptcy, insolvency or similar laws affecting creditor's rights generally and (ii) subject to the effect of general principles of equity.

          (d) The Guarantor's execution, delivery and performance of this Guaranty do not require the consent or approval of any other Person save as has been obtained.

          (e) Neither the execution and delivery of this Guaranty nor the performance of the transactions contemplated hereby will result in any violation of, or conflict with nor constitute a default under, or result in the creation of any encumbrance, lien or security interest over any asset of the Guarantor pursuant to (i) any provision of its constituent governing documents,
(ii) any agreement or instrument to which the Guarantor is a party, or (iii) any applicable law or regulation to which the Guarantor is subject.

          SECTION 8. Amendments, Etc. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by Charterer, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          SECTION 9. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile or cable communication) and mailed, telegraphed, telexed, transmitted, cabled or delivered, if to the Guarantor, at its address at 557's-Gravelandseweg, 3119 XT Schiedam, The Netherlands, Attention: R. Smulders, Telecopy No. 31-10-473 1434 ; if to Charterer, at its address at c/o Pogo Producing Company, 5 Greenway Plaza, Suite 2700, Houston, TX 77046-0504,
Attention: Vice President-Operations, Telecopy No. (713) 297-5100, or, as to each party, at such other address as shall be designated by such party in a written notice to the other party. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

          (a) Notices given by personal delivery shall be deemed effectively given on the date of personal delivery;

          (b) Notices given in letter form shall be deemed effectively given on the seventh day after the date mailed (as indicated by the postmark) by registered airmail, postage prepaid, or the third day after delivery to an internationally recognized courier service;

          (c) Notices given by telex shall be deemed effectively given on the first business day following the date of transmission, as indicated on the document in question; and

          (d) Notices given by facsimile shall be deemed effectively given on the first business day following the date of transmission, as indicated on the document in question.

          SECTION 10. No Waiver; Remedies. No failure on the part of Charterer to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 11. Right of Setoff. Upon the occurrence and during the continuance of any default by Lessor in the performance of any of its obligations to Charterer or by the Guarantor hereunder, Charterer is hereby authorized at any time and from time to time, without notice to the Guarantor (any such notice being expressly waived by the Guarantor) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Charterer to or for the credit or the account of the Guarantor against any and all of the obligations of the Guarantor now or hereafter existing under this Guaranty, irrespective of whether or not Charterer shall have made any demand under this Guaranty and although such obligations may be contingent and unmatured. Charterer agrees promptly to notify the Guarantor after any such setoff and application made by Charterer provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of Charterer under this Section 11 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Charterer may have.

          SECTION 12. Costs, Expenses and Taxes. The Guarantor agrees to pay, and cause to be paid, on demand all costs and expenses actually incurred by Charterer in connection with the filing, recording and administration of this Guaranty and any of the documents or instruments evidencing the Guaranteed Obligations and any other agreements or documents delivered in connection with any of the Guaranteed Obligations, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Charterer with respect thereto and with respect to advising Charterer as to its rights and responsibilities under this Guaranty, and all costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement of this Guaranty. The Guarantor agrees to pay interest on any expenses or other sums due to Charterer hereunder that are not paid when due at a rate per annum equal to the lesser of
(a) the highest lawful rate permitted by applicable law or (b) one-month LIBOR plus two percent (2%). In addition, the Guarantor shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Guaranty and agrees to save Charterer harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes. The agreements of the Guarantor contained in this Section 12 shall survive the payment of all other amounts owing hereunder or under any of the other obligations.

          SECTION 13. INDEMNITY. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE GUARANTOR AGREES TO INDEMNIFY, PROTECT AND SAVE HARMLESS CHARTERER FROM AND AGAINST ANY AND ALL CLAIMS, LOSSES AND LIABILITIES GROWING OUT OF OR RESULTING FROM THIS GUARANTY (INCLUDING, WITHOUT LIMITATION, ENFORCEMENT OF THIS GUARANTY), EXCEPT CLAIMS, LOSSES OR LIABILITIES RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF CHARTERER, PROVIDED THAT IT IS THE INTENTION OF THE GUARANTOR TO INDEMNIFY CHARTERER AGAINST THE CONSEQUENCES OF ITS OWN NEGLIGENCE.

          SECTION 14. Separability. Should any clause, sentence, paragraph, subsection or Section of this Guaranty be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Guaranty, and the parties hereto agree that the part or parts of this Guaranty so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom and the remainder will have the same force and effectiveness as if such part or parts had never been included herein.

          SECTION 15. Captions. The captions in this Guaranty have been inserted for convenience only and shall be given no substantive meaning or significance whatever in construing the terms and provisions of this Guaranty.

          SECTION 16. General Provisions. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until performance and payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty, notwithstanding the lawful termination or cancellation of the Bareboat Charter; (b) be binding upon the Guarantor, its successors and permitted assigns, except that the Guarantor may not assign any of its rights or obligations under this Guaranty without the prior written consent of Charterer not to be unreasonably withheld; and (c) inure to the benefit of and be enforceable by Charterer and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), Charterer may assign or otherwise transfer the benefit of this Guaranty to any other Person and such other Person shall thereupon become vested with all the rights and benefits in respect thereof granted to Charterer herein or otherwise.

          SECTION 17. Limitation by Law. All rights, remedies and powers provided in this Guaranty may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Guaranty are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Guaranty invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

          SECTION 18. Arbitration. Any dispute arising under this Guaranty shall be settled by arbitration in New York City under the rules of the American Arbitration Association, except as provided herein. The party requesting arbitration shall be entitled to have arbitration of the dispute consolidated with any other pending dispute under this Guaranty or with any dispute arising under the Bareboat Charter. The party requesting arbitration shall serve upon the other party a written demand for arbitration with the name and address of the arbitrator appointed by it, and such other party shall, within ten (10) days thereafter, appoint an arbitrator, and the two arbitrators so named, if they can agree, shall appoint a third, and the decision or award of any two shall be final and binding upon the parties. In no event shall any dispute or consolidated group of disputes be determined by more than three arbitrators. Should the party upon whom the demand for arbitration is served fail or refuse to appoint an arbitrator within ten (10) days, the single arbitrator shall have the right to decide alone, and his decision or award shall be final and binding upon the parties. The arbitrator(s) shall have the discretion to impose the cost of the arbitration proceedings, including
reasonable attorney's fees, upon the losing party,   or divide it between the
parties on any terms which may appear just. Any decision or award rendered hereunder may be made and entered as a rule or judgment of any Court, in any country having jurisdiction. Judgment upon the arbitration award rendered may be entered in any Court having either personal or in rem jurisdiction, or application may be made to such Court for a judicial acceptance of the award and an Order of Enforcement, as the case may be.

          SECTION 19. GOVERNING LAW. THIS GUARANTY AND INDEMNITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

          SECTION 20. Taxes. All payments by the Guarantor under this Guaranty shall be made in full and without deduction for or on account of any Dutch or Thai taxes, except to the extent that the Guarantor is required by law to make payment subject to any Dutch or Thai taxes. If any such tax or amounts in respect of such tax exceed the amount contemplated to be paid or suffered by Charterer pursuant to the Bareboat Charter, and must be deducted from any amounts payable or paid by the Guarantor under this Guaranty, the Guarantor shall pay such additional amounts as may be necessary to ensure that the Charterer receives a net amount equal to the full amount which it would have received under the Bareboat Charter had payment not been made subject to such tax.

          IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed by an officer of Guarantor thereunto duly authorized, as of the date first above written.




I H C CALAND N.V.


By:

Name:

Title:

                                   APPENDIX C


                 PERIODS (END OF)          US$ 000

                      Year 0               120,000
                      Year 1               108,000
                      Year 2                98,000
                      Year 3                88,000
                      Year 4                78,000
                      Year 5                66,000
                      Year 6                55,000
                      Year 7                43,000
                      Year 8                30,000
                      Year 9                20,000
                      Year 10                5,000

NOTES:    1.   Purchases other than at year end will be calculated on a
               pro-rata basis.

          2. For any extended Term, the price will be as negotiated by the parties.